Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 TECHNICAL REPORT SUMMARY OTTAWA SITE OTTAWA, LASALLE COUNTY, ILLINOIS Submitted to: U.S. Silica Holdings, Inc. Prepared By: Boerne, Texas 830-249-8284 Effective Date: February 11, 2022 Project No. 10711-025

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 Table of Contents 1.0 EXECUTIVE SUMMARY................................................................................................................. 1 1.1 Background........................................................................................................................................ 1 1.2 Product ............................................................................................................................................... 1 1.3 History of Acquisition ....................................................................................................................... 2 1.4 Mineral Rights ................................................................................................................................... 2 1.5 Location ............................................................................................................................................. 2 1.6 Geology ............................................................................................................................................. 4 1.7 Exploration ........................................................................................................................................ 5 1.8 Testing ............................................................................................................................................... 5 1.9 Mineable Ore Estimate ...................................................................................................................... 5 1.10 Mining Methods ................................................................................................................................ 6 1.11 Processing and Recovery Methods .................................................................................................... 6 1.12 Infrastructure ..................................................................................................................................... 6 1.13 Permitting .......................................................................................................................................... 8 1.14 Capital and Operating Costs .............................................................................................................. 8 2.0 INTRODUCTION ............................................................................................................................... 8 2.1 Sources of Information ...................................................................................................................... 9 2.2 Personal Inspections .......................................................................................................................... 9 3.0 PROPERTY DESCRIPTION .......................................................................................................... 10 3.1 Location ........................................................................................................................................... 10 3.2 Area ................................................................................................................................................. 11 3.3 Leases, Royalties and Mineral Rights ............................................................................................. 12 3.4 Encumbrances.................................................................................................................................. 12 4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE & PHYSIOGRAPHY ............................................................................................................................ 14 4.1 Topography...................................................................................................................................... 14 4.2 Means of Access .............................................................................................................................. 14 4.3 Climate ............................................................................................................................................ 15 4.4 Infrastructure ................................................................................................................................... 15 5.0 HISTORY .......................................................................................................................................... 16 6.0 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT ........................................... 16 6.1 Historical Geology ........................................................................................................................... 19

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 6.2 Structural Geology ........................................................................................................................... 20 6.3 Economic Geology .......................................................................................................................... 20 7.0 EXPLORATION ............................................................................................................................... 22 8.0 SAMPLE PREPARATION, ANALYSES AND SECURITY ....................................................... 25 9.0 DATA VERIFICATION .................................................................................................................. 26 10.0 MINERAL PROCESSING AND METALLURGICAL TESTING ............................................. 27 11.0 MINERAL RESOURCE ESTIMATE ............................................................................................ 32 12.0 MINERAL RESERVE ESTIMATES ............................................................................................. 32 12.1 U.S. Silica Methodology ................................................................................................................. 32 12.2 Data Verification Methodology ....................................................................................................... 35 12.3 Process Verification Methodology .................................................................................................. 36 12.4 Results ............................................................................................................................................. 36 12.5 In-Situ, Mineable Ore Estimates ..................................................................................................... 36 12.6 Cut Off Grades ................................................................................................................................ 37 13.0 MINING METHODS ....................................................................................................................... 37 13.1 Clearing, Grubbing and Overburden Removal ................................................................................ 40 13.2 Mining Process ................................................................................................................................ 41 13.3 Pit Repair and Maintenance ............................................................................................................. 43 13.4 Mine Equipment .............................................................................................................................. 44 13.5 Mine Planning and Production Scheduling ..................................................................................... 44 13.6 Manning ........................................................................................................................................... 47 14.0 PROCESSING AND RECOVERY METHODS ............................................................................ 50 14.1 Wet Processing Plant ....................................................................................................................... 51 14.2 Dry Processing Plant – Whole Grain Silica ..................................................................................... 52 14.3 Dry Processing Plant – Ground Silica ............................................................................................. 55 15.0 INFRASTRUCTURE ....................................................................................................................... 55 15.1 Road and Truck Access ................................................................................................................... 57 15.2 Rail .................................................................................................................................................. 58 15.3 Barge ............................................................................................................................................... 58 15.4 Electric Power ................................................................................................................................. 59 15.5 Natural Gas ...................................................................................................................................... 59 15.6 Water ............................................................................................................................................... 59 15.7 Tailings Handling and Disposal ...................................................................................................... 60

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 15.8 Buildings ......................................................................................................................................... 64 15.9 Comments on Infrastructure ............................................................................................................ 64 16.0 MARKET STUDIES ........................................................................................................................ 64 16.1 General Marketing Information ....................................................................................................... 64 16.1.1 Silica Sand Market .............................................................................................................. 66 16.2 Material Contracts Required for Production ................................................................................... 67 17.0 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS ................................................ 67 17.1 Existing Environmental Permits, Plans, and Authorizations ........................................................... 67 17.2 Federal Requirements ...................................................................................................................... 68 17.3 State Requirements .......................................................................................................................... 69 17.4 Other ................................................................................................................................................ 71 17.5 Mississippi Sands Authorizations .................................................................................................... 71 17.6 Additional Studies ........................................................................................................................... 72 17.7 Pending Expansion .......................................................................................................................... 72 18.0 CAPITAL AND OPERATING COSTS ........................................................................................ 72 18.1 Operating Cost ................................................................................................................................. 72 18.2 Capital Costs .................................................................................................................................... 73 18.3 Assumptions .................................................................................................................................... 74 18.4 Accuracy .......................................................................................................................................... 74 19.0 ECONOMIC ANALYSIS ................................................................................................................ 74 19.1 Operating Costs ............................................................................................................................... 74 19.2 Capital Costs .................................................................................................................................... 75 19.3 Economic Analysis .......................................................................................................................... 75 19.4 Sensitivity Analysis ......................................................................................................................... 76 20.0 ADJACENT PROPERTIES ............................................................................................................ 80 21.0 OTHER RELEVANT DATA AND INFORMATION .................................................................. 80 22.0 INTERPRETATIONS AND CONCLUSIONS .............................................................................. 80 22.1 Exploration ...................................................................................................................................... 80 22.2 Data Verification ............................................................................................................................. 81 22.3 Mineral Processing and Metallurgical Testing ................................................................................ 81 22.4 Comments on Mining Methods ....................................................................................................... 81 22.5 Comments on Processing and Recovery Methods .......................................................................... 81

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 22.6 Electricity ........................................................................................................................................ 81 22.7 Natural Gas ...................................................................................................................................... 82 22.8 Comments on Infrastructure ............................................................................................................ 82 22.9 Environmental Permitting ............................................................................................................... 82 23.0 RECOMMENDATIONS .................................................................................................................. 82 24.0 REFERENCES .................................................................................................................................. 83 25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT ................................ 83

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 1 1.0 EXECUTIVE SUMMARY This Technical Report Summary (“TRS”) has been prepared at the request of U.S. Silica Holdings, Inc. (“U.S. Silica”) by Westward Environmental, Inc. (“WESTWARD”) who has conducted an audit of the proven and probable reserves at the Ottawa, Illinois mine (the “Ottawa Site”) as of December 31, 2021. This audit was performed in conjunction with the U.S. Silica’s Mine Engineering and Geology staff and was prepared in accordance with Subpart 1300 and Item 601(b)(96) of Regulation S-K promulgated by the U.S. Securities and Exchange Commission (the “SEC”). 1.1 Background The Ottawa Site is the company’s largest blended operation, supplying various grades of silica sand to both the oil and gas and the industrial and specialty markets. The Ottawa quarrying and sand processing facilities are located approximately 75 miles southwest of Chicago in Ottawa Township, LaSalle County, Illinois. Silica sand is mined from the St. Peter Sandstone Formation which developed in the Ordovician age. The surface mine in Ottawa uses natural gas and electricity to produce whole grain and ground silica sand products through a variety of mining methods, including mechanical mining and hydraulic mining. 1.2 Product The Ottawa Site produces a wide range of silica sand products that serve U.S. Silica’s Oil and Gas, and Specialty Minerals business units. The Ottawa operation supplies high-silica sand into every major market segment including glassmaking, chemical, foundry, building products, American Society for Testing and Materials (“ASTM”) testing sand, and the oil and gas sectors. This location’s proppant sands consist of the sands commonly known as “Northern White” which is silica sand exhibiting higher crush strength grading from 20/40 to 100 mesh and micro proppants.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 2 1.3 History of Acquisition The Ottawa Silica Company was founded in March 1900 by Edmund B. Thornton. Mining commenced on the property west of the city of Ottawa shortly thereafter. By the 1920’s, the company had taken over most of the silica production in the Ottawa area. The Thornton family owned and operated the Ottawa Silica Company until 1986, expanding the plant, improving product quality, and acquiring additional reserves. In 1986, the Thornton family sold Ottawa Silica Company to Rio Tinto Zinc (“RTZ”), a large mining conglomerate based in London. In January 1987, RTZ formed U.S. Silica Company, merging the Ottawa Silica Company with Pennsylvania Glass Sand Company.1 1.4 Mineral Rights Being wholly owned and possessing both land and mineral rights, there are no leases, no royalties, and no other associated payments specific to the Ottawa Site parcels. 1.5 Location The Ottawa Site is in LaSalle County, approximately 75 miles southwest of Chicago, IL and approximately 60 miles northeast of Peoria, IL. The Plant and Mine are accessible by major highways including U.S. Interstate 80. (Figure 1.1). The Ottawa mine site is located on IL State Route 71 and is approximately 2.5 miles south southwest of the Plant Site. (Figure 1.2). This section intentionally left blank. 1 U.S. Silica Internal Report Dated December 31, 2021.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 3 Figure 1.1 Regional map of Ottawa mine and plant location.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 4 Figure 1.2 Ottawa Mine and Plant Site Map 1.6 Geology The sandstone deposit mined at the Ottawa Site is known as the St. Peter Sandstone. The formation is present at varying depths across the entire state of Illinois. The St. Peter Sandstone is generally described as a fine-grained, well-sorted, well-rounded, friable to weakly cemented, non-fossiliferous, nearly pure quartz sandstone, essentially free of clay, carbonates, and heavy minerals.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 5 1.7 Exploration Core drilling is conducted periodically to verify the presence, thickness, and quality of the sandstone formation. To date, 116 exploratory holes have been drilled on the South Ottawa and Mississippi Sands tracts (collectively known as the “South Ottawa Pit”). Core sections are logged noting the location (hole number), lithography (general rock type) and color.2 1.8 Testing The cores are split and sampled for chemical contamination by x-ray fluorescence and particle size distribution using a U.S. Mesh standard sieve stack. This analysis is performed at the U.S. Silica Corporate Lab in Berkeley Springs, West Virginia. Half of the core is retained for future use. 1.9 Mineable Ore Estimate Information used in the preparation of this mineable ore estimate includes data collected from drilling over 320 borings and available lab results. Of those total borings drilled, 116 were drilled on the South Ottawa Pit tracts. Based on 3D modeling performed by U.S. Silica and audited by WESTWARD using the most recent data available from U.S. Silica, the Ottawa operation has in- situ, mineable ore reported as follows: Deposit Classification In-Situ, Mineable Ore Tons Proven Reserve 66,926,671 Probable Reserve 33,002,024 TOTAL 99,928,695 Table 1.1 U.S. Silica Estimated In-Situ, Mineable Ore 2 U.S. Silica internal report dated December 31, 2021.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 6 1.10 Mining Methods The Ottawa Site mine is a silica sandstone mine which has been active for over 100 years. U.S. Silica mines a thickness of St. Peter Sandstone between 100 and 200 ft. by conventional surface mining methods. Overburden material is removed and placed back into the pit as part of the mine reclamation plan. Blasted St. Peter Sandstone is hauled to a location in the pit where it is further processed by hydraulic mining and mixed with water to produce a slurry product for pumping to the processing plant some two and a half miles to the northeast of the mine. The mine has the capacity to meet the full production requirements of the processing plant and currently produces approximately 4.0 M tons per year. Expansion of the pit is to the west with adjacent areas of similar lithology to the existing pit. Mining methods will remain the same in these expansion areas. 1.11 Processing and Recovery Methods The processing plant receives a silica sand slurry pumped from the mine. The plant uses wet and dry processing methods to produce Oil and Gas products and Specialty minerals products. Finished goods are either whole grain silica products or ground silica products. Total demand and product mix varies relative to economic cycles of end users and the competitive environment. The Ottawa Site runs 365 days per year, and it operates 24 hours per day. The combined wet-plant and dry-plant has a capacity of 10.2 K tons per day. The Ottawa Site ships by rail, by barge and by truck bulk carrier and also produces a bagged product. 1.12 Infrastructure The Ottawa Site has been operating in a generally mixed community of industrial and suburban geography. The infrastructure required for the ongoing operations is generally in place at Ottawa. Several infrastructure capital expenditures are required for replacement and expansion projects to maintain mining and processing capacity. The physical address of the Site is as follows:

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 7 U.S. Silica Company–Ottawa Site 701 Boyce Memorial Drive Ottawa, Illinois 61350 Main Office: 1-(815) 434-0188 The mine and plant are accessible by roads maintained by the city, county and state as well as by two railroads. Road access is critical for the delivery of materials used in the production of finished goods and for shipment of finished goods to U.S. Silica customers. Similarly, the rail infrastructure is a critical component for the transportation of the finished goods from the Ottawa Site. U.S. Silica has an extensive rail-car loading, storage, and handling facility at Ottawa. Additionally, the Ottawa Site has access to a privately-owned barge terminal that leases property from U.S. Silica for its operation. The Ottawa Site has excellent access to reliable electric power and supplies of natural gas. Water is a critical component in both transporting and processing the silica sand. The Ottawa Site has an abundance of recycled slurry water and processing water available. Potable water is provided by a municipal supply. The Plant routinely discharges excess water through permitted National Pollutant Discharge Elimination System (“NPDES”) locations. Tailings handling and settling capacity is a critical element for long-term viability of the Ottawa Site. U.S. Silica utilizes a series of settling ponds to remove waste from the process water and must construct new pond facilities from time to time to store the waste that will be produced over life of the mine. Historically, the Ottawa Site has used mined-out portions of the property for the settling and storage of the waste produced. Additional areas are available for potential storage. Certain capital and expense projects are planned over the life of the mine to meet these needs.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 8 1.13 Permitting The Ottawa Site maintains several permits, licenses, and sets of rules that need to be approved and followed, most of which are set to be renewed on a five-year basis. As of the date of this report, the Ottawa Site operates under valid material permits. 1.14 Capital and Operating Costs In 2020 and 2021 total operating costs were $53,662,000 and $47,635,000 and total capital costs were $2,182,000 and $1,441,000 respectively (Table 18-1). The higher than average capital spend in 2020 was associated with scheduled maintenance and continuous improvement projects to drive and maintain cost efficiencies. The Ottawa Site maintains a five-year capital forecast for planned capital expenditures to support current production. A summary of foreseen capital expenditures through 2026 is provided on Table 18-2. As shown on Table 18-2, total estimated capital expenditure through 2026 is $16,565,000. Listed expenditures are based on historic cost data, vendor/contractor quotations, and similar operation comparisons and are within +/-15% level of accuracy. 2.0 INTRODUCTION This TRS has been prepared at the request of U.S. Silica by WESTWARD who has conducted an audit of the proven and probable reserves at the Ottawa Site as of December 31, 2021. This audit was performed in conjunction with U.S. Silica’s Mine Engineering and Geology staff and was prepared in accordance with Subpart 1300 and Item 601(96) of Regulation S-K promulgated by the SEC. U.S. Silica common stock is traded on the New York Stock Exchange (the “NYSE”) under the symbol “SLCA”. WESTWARD’S third-party reserves analysis (Section 11.0 and Section 12.0 of this report), completed on February 11, 2022, that is presented in this TRS was prepared for public disclosure by U.S. Silica in filings made with the SEC in accordance with the requirements set forth in the

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 9 SEC rules and regulations. Any capitalized terns used herein, but not defined herein, shall have the meaning ascribed to such term in Item 1300 of Regulation S-K. 2.1 Sources of Information Information used in the preparation of this report includes: • Internal reports and records • Third-party evaluation – JT Boyd Valuation Report, 2006 • Google Earth images and maps • Core hole drilling and data analysis using various 3-D mine planning software packages • “The White Cliffs of Ottawa”, 2005, Illinois State Geology Survey • Illinois State Geological Survey Fieldtrip Guidebook 1971 and 1972 • United States Geological Survey (“USGS”) publications • USGS Mineral Commodity Summary 2021 • St. Peter Sandstone Mineral Resource Evaluation, Missouri, USA, Justin G. Davis, Arizona Geological Survey Special Paper 9 Chapter #6, Proceedings of the 48th Annual Forum on the Geology of Industrial Minerals Scottsdale, Arizona | April 30 - May 4, 2012 • U.S. Silica information published on the U.S. Silica website Tailings Deposition Comparison, Rev. 1, U.S. Silica Ottawa, 1/19/2017, Barr Engineering Co. study 2.2 Personal Inspections Michelle M. Lee, PG (TX #6071, SME Registered Member #4130340RM) with WESTWARD performed a site visit to the Ottawa Site on May 28, 2021. During this site visit, the Plant Manager gave Ms. Lee a tour of pertinent parts of the mine including water wells, ponds, pit areas, reserve areas (historic and recent), and property perimeter. The main processing facility was also toured. Rob Vogel (MMSA #01504QP) and Robert Archibald, PE (VA #0402023235, SME Registered Member #00082450RM) with Q4 Impact Group visited the Ottawa Site on September 30, 2021.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 10 During this site visit, the Plant Manager gave Messrs. Vogel and Archibald a tour of the mine including water wells, ponds, pit areas, reserve areas (historic and recent), and property perimeter. The main processing facility and packing plant were also toured. 3.0 PROPERTY DESCRIPTION 3.1 Location The Ottawa Site is located in LaSalle County, IL approximately 75 miles southwest of Chicago, IL and approximately 60 miles northeast of Peoria, IL. The Site is accessible by major highways including U.S. Interstate 80. (Figure 3.1). The mine site is located on Illinois State Route 71 and is approximately 2.5 miles south southwest of the Ottawa Site. The Site is accessible by interstate, city, county and state roads as shown in Figure 3.1. The most direct route from the I-80 Ottawa/Dekalb (Exit 90) interchange is to proceed southbound approximately 3.7 miles on Illinois State Route 23 to Route 6. Turn onto U.S. Route 6 West and travel 1.3 miles before turning southbound on Boyce Memorial drive. Continue traveling 0.5 miles south on Boyce Memorial Drive and the plant entrance (coordinate 41.346512, - 88.865274) will be on the west side of the road appearing to be a continuation of Madison Street to the east. This section intentionally left blank.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 11 Figure 3.1 Location map of the Ottawa Site An alternate route is from the Interstate 80 Utica (Exit 81) interchange with Illinois Route 178. Turning onto Illinois 178 South proceed for 0.5 miles to the intersection with U.S. Route 6. Turn onto U.S. Route 6 East and continue for 7.8 miles to Boyce Memorial Drive. Turn South onto Boyce Memorial Drive and the plant entrance is on the west side of the road appearing to be a continuation of Madison Street to the east. This is shown as the truck route in yellow in Figure 3.1. The Ottawa Site is also served by rail and barge. 3.2 Area The Ottawa Site includes approximately 2,100 acres that are owned outright by U.S. Silica or its consolidated subsidiaries. The North Ottawa Site and former mine site covers 890 acres, the South Ottawa mine includes 900 acres, and the Mississippi Sands tract is 310 acres.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 12 3.3 Leases, Royalties and Mineral Rights Being wholly owned and possessing both land and mineral rights, there are no leases, no royalties, and no other associated payments specific to the Ottawa, IL land parcels. 3.4 Encumbrances To operate active mining operations on the property, the Illinois Department of Natural Resources, Department of Mines and Minerals requires an approved Land Reclamation Plan. Reclamation Permits consist of 15 parts that includes, but is not limited to, information such as Mining Operations Plans, Geological Information, Drainage Control, Streams & Wetlands, Fish and Wildlife, and Reclamation Plans.3 Additional restrictions on the use of lands are included in other permits that are required by various Illinois State agencies to operate the mine and plant. A minimum of a 100-ft. wide, “no mining” buffer was designed to be left in place around both sides of a county road that separates the South Ottawa properties. The sand that lies within these areas was excluded from the Ottawa ore reserve calculation. Wetlands or Navigable Waters of Illinois that are planned to not be mitigated or relocated, are designed with a 50-ft. wide “no disturbance” buffer along the perimeter. These buffer areas are shown in Figure 3.2. This section intentionally left blank. 3 U.S. Silica Internal Report.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 13 Figure 3.2 Encumbrances in the South Pit mining area

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 14 Currently the Ottawa Site has several encumbrances in place that preclude mining (Figure 3.2) in certain areas. At the time of this report, the encumbrances are as follows: • County Roads – west of current mining operations • Catlin Salt Marsh – west of current mining operations • Ernat Salt Marsh – west of current mining operations • Browns Brook – west of current mining operations • High overburden areas – located to the southwest, south and southeast of current mining areas • Wetlands and jurisdictional waters – west of the current mining operations 4.0 ACCESSIBILITY, CLIMATE, LOCAL RESOURCES, INFRASTRUCTURE & PHYSIOGRAPHY 4.1 Topography The Ottawa Site is located on both sides of the Illinois River in Ottawa, IL which runs roughly east to west in the vicinity of the Site. The topography is gently sloping toward the river which has an approximate surface elevation of 457 ft. above mean sea level (“AMSL”).4 On the south side of the river where active mining is ongoing, the topography rises to the south and reaches a maximum elevation of approximately 611 ft. AMSL in the southwestern corner. 4.2 Means of Access The Ottawa Site is accessible by major highways including U.S. Interstate 80. The Ottawa, IL mine site is located on IL State Route 71 and is approximately two and a half miles south- southwest of the Plant. The mine complex straddles the Illinois River and has barge/boat access as well as rail access on the north side of the river. 4 Google Earth.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 15 4.3 Climate As determined by the Koppen climate classification system5, the Ottawa Site is located in a humid continental climate zone. This region typically has four distinct seasons typified by large seasonal temperature changes. Annual precipitation averages are 37” of rain and 21” of snow. The mining season continues all year long, despite freezing winter temperatures, in order to provide mine feed so the processing plant can produce various sand products year-round. 4.4 Infrastructure The Ottawa Site location has been operating in a generally mixed community of industrial and suburban geography. The infrastructure required for the ongoing operations is generally in place at Ottawa. Several infrastructure capital expenditures are required for replacement and expansion projects to maintain mining and processing capacity. The site is accessible by roads maintained by the city, county, and state as well as by two railroads. Road access is critical for the delivery of materials used in the production of finished goods and for the shipment of finished goods, both bulk and packaged to U.S. Silica customers. Similarly, the rail infrastructure is a critical component for the transportation of the finished goods from the Ottawa Site. U.S. Silica has an extensive rail-car loading, storage, and handling facility at Ottawa. Additionally, the Ottawa Site has access to a privately-owned barge terminal that leases property from U.S. Silica for its operation. The Ottawa Site has excellent access to reliable electric power and suppliers of natural gas. Water is a critical component in both the transporting and processing of the silica sand. The Ottawa Site has an abundance of recycled slurry water and processing water available. Potable water is provided by a municipal supply. The location routinely discharges excess water through permitted NPDES locations. 5 Köppen climate classification - Wikipedia.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 16 Tailings handling and settling capacity is a critical element for long-term viability of the Ottawa Site. U.S. Silica utilizes a series of settling ponds to remove waste from the process water and, from time to time, must construct new pond facilities from to store the waste that will be produced over life of the mine. Historically, the Ottawa Site has used mined-out portions of the property for the settling and storage of the waste produced. Additional areas are available for potential storage. Certain capital and expense projects are planned over the life of the mine to meet these needs. 5.0 HISTORY The Ottawa Silica Company was founded in March 1900 by Edmund B. Thornton6. Mining commenced on the property west of the city of Ottawa shortly thereafter. By the 1920’s, the company had taken over most of the silica production in the Ottawa area. The Thornton family owned and operated the Ottawa Silica Company until 1986, expanding the plant, improving product quality, and acquiring additional reserves. In 1986, the Thornton family sold Ottawa Silica Company to RTZ a large mining conglomerate based in London. In January 1987, Pennsylvania Glass Sand Company merged with the Ottawa Silica Company forming the U.S. Silica Company. Exploration data reviewed for the TRS consisted of drilling information conducted from 2000 to 2014 for the South Ottawa Pit. There is no record of any exploration being performed prior to 2000 in the area of the South Ottawa Pit. No other exploration data for the mined-out areas in the U.S. Silica property north of the river were reviewed for this report. 6.0 GEOLOGICAL SETTING, MINERALIZATION AND DEPOSIT The sandstone deposit mined at the Ottawa facility is known as the St. Peter Sandstone Formation. It is of Ordovician age and was deposited approximately 450 Ma7The formation is 6 U.S. Silica Internal Report. 7 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 17 present at varying depths across the entire state of Illinois. The following geologic history and detailed descriptions of the Ottawa sandstone deposit are used with permission from the Illinois State Geological Survey tour guidebook “The White Sands of Ottawa.”8 A generalized stratigraphic column of the region is provided in Table 6.1 below.9 This section intentionally left blank. 8 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005. 9 Kay, R.T., and Bailey, C.R., 2016, Hydrogeologic Framework of Lasalle County, Illinois; U.S. Geological Survey Scientific Investigations Report 2016-5154, 97 p., http://dx.doi.org/10.3133/sir20165154.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 18 Table 6.1 Generalized stratigraphic column of the Ottawa area. The St. Peter Sandstone Formation is generally a fine-grained, well-sorted, well-rounded, friable to weakly cemented, non-fossiliferous, nearly pure quartz sandstone, essentially free of clay, carbonates, and heavy minerals.10 The deposit has a minimum silica (SiO2) content of 99%. The 10 U.S. Silica Internal Report.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 19 controlling attributes are grain crush strength, iron (Fe2O3) content and grain size distribution. Iron is concentrated near the surface, where orange iron staining is evident and increases where the bottom contact becomes concentrated in iron pyrite. Maximum average full-face iron content is 0.045%. The deposit tends to exhibit a coarser grain size distribution in the top half of deposit. 6.1 Historical Geology The ultimate source of the St. Peter Sandstone is quartz grains derived from pre-Cambrian crystalline rocks of the Canadian Shield that were eroded to form Ordovician and Cambrian sandstones approximately 450 Ma The transportation of the sand to the deposition site by the prevailing northerly winds eroded the profile of the individual angular sand grains into a nearly round shape and wore away much of the contamination on the surface of the grain, leaving a scuffed or “frosted” surface. A sheet of this windblown sand was deposited in clear, shallow water near the shoreline of an ancient sea. Through time, the level of the sea rose and receded several times across what was to become the North American midcontinent. The repeated cycles of marine erosion and reworking concentrated and sorted the quartz-rich sands, giving the St. Peter Sandstone its distinctive composition, grain size, and grain shape. As the sea transgressed continually northward, waves and currents deposited the clean, white sand over parts of Missouri, Illinois, Indiana, Nebraska, Iowa, Minnesota, Wisconsin, and Michigan. The St. Peter Sandstone is generally described as a fine-grained, well-sorted, well- rounded, friable to weakly cemented, non-fossiliferous, nearly pure quartz sandstone, essentially free of clay, carbonates, and heavy minerals.11 11 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 20 6.2 Structural Geology The St. Peter Sandstone at Ottawa is exposed near the crest of one of the major structural features in the Illinois Basin, the La Salle Anticlinorium. In the Ottawa area, this folded basement bedrock pushed upward as much as 2,500 ft. and is responsible for the St. Peter Sandstone occurring near the current ground surface. Following the uplift, late glacial floodwaters carved the upper reaches of the Illinois River Valley, removing nearly 100 ft. of overburden and leaving the sandstone near the land surface as an exposed bedrock bench that can be clearly seen in photos and on topographic maps.12 6.3 Economic Geology Grain size is generally uniform on a regional basis and normally grades from medium to medium-coarse in the upper section to medium to fine-grained in the lower section. As a rule, the lower portion of the formation is fine-grained with iron, alumina and carbonate contamination increasing with depth. Iron content and size distribution drive the mine planning. Iron tends to be concentrated near the surface and is visible in orange staining. Iron also increases at the bottom sandstone contact, occurring mostly as pyrite. The deposit is coarser in its top half. Where the upper part of the formation is eroded, mining must accommodate multiple faces to ensure adequate coarse sand is available to meet product specifications.13 Simplified cross sections of the South Ottawa Pit mine area is shown below in Figure 6.1 and Figure 6.2. This section intentionally left blank. 12 U.S. Silica Internal Report. 13 U.S. Silica Internal Report.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 21 Figure 6.1 Cross section of the St. Peters (Tonti) Sandstone at the U.S. Silica South Ottawa Pit. Figure 6.2 Cross section of drilled borings at the U.S. Silica South Ottawa Pit. West is on the left side of the graphic.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 22 7.0 EXPLORATION Based on review of the geologic database provided by U.S. Silica, over 300 borings have been drilled in one manner or another at both the North Ottawa Pit and South Ottawa Pit.14 The U.S. Silica database includes lithology information such as boring identification, specific interval depths and total depth. Actual drilling logs, coordinates, drilling method or date drilled were not available for most of the borings listed in the database. This is due to the older records belonging to borings that were drilled in the North Ottawa Pit area, which is not part of this report, and older handwritten records that could not be located. According to the plant manager, mining was completed in the North Ottawa Pit in 2010 but exploration of the South Ottawa Pit began in 2000.15 Based on the site visit performed by the QP, geologic knowledge of the formation, lack of geologic structure that would alter the thickness of the deposit, and the number of available drilling records from 2000 to 2014 in the South Ottawa Pit area, there is sufficient drilling data available to meet the requirements of this section. Some boring logs were available for review by WESTWARD of the drilling performed in the South Ottawa Pit. Sixty-three logs were provided by U.S. Silica that covered drilling events from 2000 to 2014 in the South Ottawa Pit area which includes the Mississippi Sands tract. A Boring Location Map is provided in Figure 7.1 below. From the logs, information such as drilling method, driller, lithology, and total depth was found. Boring locations that did not have individual boring logs did have sandstone interval data available for review in the database. 14 U.S. Silica’s Shared Drive geologic database, June 2021. 15 Pat Smelko, Plant Manager, site visit on 5.28.21.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 23 Figure 7.1 Boring Location Map for South Ottawa

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 24 The information in the database was reviewed to include borings in the South Ottawa Pit that had no log available for review. Information regarding the interval thickness of the St. Peter Sandstone in the database was consistent with the data provided in the available boring logs. A table of pertinent drilling data for the South Ottawa Pit is provided in Table 7.1 below. PHASE DATE DRILLER BORINGS METHOD TD RANGE (ft.) I 2000 Raimonde SO00-1 to SO00-17 NQ Core 108 – 148.5 II 2001 Raimonde OS0101 to OS0122 NQ Core 108.1 – 143.1 III 2010 Boart Longyear DDH-1-10 to DDH-8-10 Sonic & HQ Core 87 – 114 IV 2011 Boart Longyear OS2011-1 to OS2011-9 Unknown 72 - 135 V 2014 Wang Engineering DH-1-14 to DH-7-14 Rotary coring 69 - 138 Table 7.1 South Ottawa Pit Exploration Summary From 2000 – 2014 To collect representative samples, coring is the most effective way to drill this kind of deposit. Sonic drilling can create too much vibration in the core barrel, breaking up the material, which can result in the material to fall out of the bottom. Coring produces a solid piece of core, in most instances, that illustrates the physical condition of the deposit in the subsurface in better detail. The NQ and HQ reference in the table above indicates the size of the core barrel used. Same methodology, just a different diameter of core collected. HQ core samples have a larger diameter than NQ cores. Borings logs reviewed for the South Ottawa Pit showed the vertical extent of the deposit was defined. The underlying formation was observed in each of the boring logs reviewed. This allows for more accurate reporting of volumes but also aids in mine planning in determining a final floor elevation for the pit. Figure 7.2 below shows what a typical section of St. Peter Sandstone looks like.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 25 Figure 7.2 Typical Section of St. Peters Sandstone 8.0 SAMPLE PREPARATION, ANALYSES AND SECURITY All samples collected during exploration phases in 2000, 2001, and 2011 were tested internally by U.S. Silica at the Katy, Texas and Berkeley Springs, West Virginia laboratories. Samples from the 2010 exploration event were tested by Bowser Morner in their Dayton, Ohio lab. There is no documentation of sample security, transport or preservation available for review for this site. Based on the physical nature of the sandstone, specific preservation methods, such as temperature, acid preservation, airtight container, etc., would not have been necessary. Since coring was the predominant exploration method from 2000 on, samples would have likely been placed into cardboard or wooden boxes. It is recommended that U.S. Silica prepare sample collection protocol, which includes photographs, for future exploration events.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 26 U.S. Silica does have written laboratory procedures in place that adhere to International Organization for Standardization (“ISO”) 9001 / Quality System criteria.16 U.S. Silica uses the Approved American National Standards Institute (“ANSI”) and American Petroleum Institute (“API”) approved “Measurement of Properties of Proppants used in Hydraulic Fracturing and Gravel-packing Operations, ANSI/API Recommended Practice 19C, First Edition, May 2008; ISO 13503-2.2006 (Identical), Petroleum and natural gas industries – Completion Fluids and Materials Part 2: Measurement of Properties of Proppants Used in Hydraulic Fracturing and Gravel Packing Operations” as part of the laboratory testing documentation. Other protocols reviewed as part of this report include the U.S. Silica Company ISO 9001 / Quality System – Process Washing: CAP605 (“corporate analytical procedure”) and the U.S. Silica Company ISO 9001 / Quality System – Attrition Scrubbing documents. Both documents were signed by David Weller, Technology Director, ISP in 2016 and distributed internally. These documents detail the change history, scope, safety, equipment and procedure instructions for each test. 9.0 DATA VERIFICATION The internal U.S. Silica labs located in Berkeley Springs, West Virginia and Katy, Texas were used to evaluate most of the material sampled during drilling performed at the site. Lab testing procedures for Bowser Morner who performed the 2010 testing were not available for review. Based on the review of U.S. Silica results, overall contiguous nature of the deposit, and large volume of sales of customer specific products, this is not considered to be material. The U.S. Silica labs follow the same protocols for testing samples from the Ottawa Site and for the Lamesa Site which both produce one commodity, silica sand. There is no known certification of the U.S. Silica laboratory from any recognized testing entity. Written statements from U.S. Silica indicate that the internal labs follow all protocols discussed here.17 16 Terry Lackey email of 9.24.21. 17 Terry Lackey email of 9.24.21.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 27 The Ottawa Site makes multiple finished silica sand products for numerous customers. Not all finished products adhere to a published set of product specifications. Silica sand used for proppant does have the API RP 19C criteria as guidelines for use as frac sand. However, it must be noted that the API criteria are merely guidelines and not an absolute specification requirement. 10.0 MINERAL PROCESSING AND METALLURGICAL TESTING The mining of the South Ottawa Pit began sometime in 2006.18 The St. Peter Sandstone in the Ottawa area exhibits horizontal stratigraphy and reasonably consistent elevation and thickness (Figure 6.1 above). The thickness of the St. Peter Sandstone in Illinois is commonly 100 ft. to 200 ft.19 Observation of the overburden thickness of approximately 10 ft. to 20 ft. is corroborated by U.S. Silica drilling information showing 5 ft. to 25 ft. of overburden thickness. This type of lithology favors surface mining by conventional methods. Testing has two main components: mineralogy and grain size. Once the mineralogy (minerals present in the sample) is adequately delineated, additional mineralogy testing is on an as need basis. Mineralogy testing indicates the other minerals present in the deposit are usually attritioned, or washed off, away during processing. This means that the individual grains are not coated with minerals that could possibly require removal with the use of acid or other similar treatment. Testing is performed on the entire sandstone interval as noted in Table 8.1. Note the relative even distribution of minerals detected during testing. This information helps with development of product specifications and processing methodology. 18 Google Earth Imagery. 19 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 28 Table 8.1 Mineralogy test results for borings OS-01-08 and OS-01-09 Silica sand grain size testing is also important to know so the material can be sized properly in the plant for use in multiple finished products. It is common that similar deposits may have areas with a coarser grain size or the finer silica sand grains are located at a certain depth. Grain size testing helps identify those areas. Sieve analysis, particle size distribution or gradations are common names for this type of testing. Table 8.2 below illustrates a typical gradation analysis for a sample collected during the 2001 exploration event. Note how the entire sandstone interval is tested.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 29 Drill Hole #: OS-01-05 Top 8 38 60 82 Bottom 38 60 82 106 Slimes 2.3 3.8 2.1 4.6 +16 Mesh 0.3 0.1 2.7 1.7 Product 097 096 095 094 Sieve % Retained % Retained % Retained % Retained 20 0.1 0.0 0.1 0.0 30 5.9 0.6 1.0 1.8 40 40.7 13.7 25.9 9.2 50 29.6 38.9 45.9 23.1 70 13.0 24.4 19.0 28.9 100 6.7 12.6 6.2 23.2 140 2.7 7.2 1.4 10.4 200 1.1 2.1 0.3 2.9 270 0.2 0.4 0.1 0.5 pan 0.1 0.1 0.1 0.0 Total 100.0 100.0 100.0 100.0 GFN 41.2 51.9 42.4 58.5 Sieve % Cum % Cum % Cum % Cum 20 0.1 0.0 0.1 0.0 30 6.0 0.6 1.1 1.9 40 46.7 14.4 27.0 11.0 50 76.3 53.2 72.9 34.2 70 89.3 77.7 91.9 63.0 100 95.9 90.3 98.1 86.2 140 98.7 97.5 99.5 96.6 200 99.8 99.5 99.8 99.4 270 99.9 99.9 99.9 100.0 pan 100.0 100.0 100.0 100.0

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 30 Table 8.2 Typical sieve analysis test result from boring OS-01-05 Based on review of laboratory reports provided, testing performed on samples collected is appropriate for this type of deposit and end uses. Furthermore, individual customers also run their internal quality assurance and quality control to determine if the product is acceptable. The high volume of sales at this location and longevity of this operation are good indicators that the sand is of sufficient quality. Internal testing was performed for grain size distribution and mineralogy by U.S. Silica at the Berkely Springs, West Virginia and Katy, Texas laboratories. No results for testing under the API RP-19C protocol were available for review. However, proppant is one of the products created from this deposit and has been sold as such for many years. U.S. Silica performs internal testing according to API RP 19C protocol on the samples collected during exploration events. API RP 19C frac sand testing parameters include roundness, sphericity, turbidity, acid solubility and crush resistance. 10 20 30 40 50 60 70 80 90 100 0.0 10.0 20.0 30.0 40.0 50.0 D ep th % Retained 30 40 50 70 100 140 200 270 OS-05

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 31 Roundness measures how smooth the sand grain is whereas sphericity measures how closely the sand shape resembles a sphere. Grains with sharp edges will crush (fail) under less pressure and will create fines. The more spherical a grain then the more pressure it can withstand during the frac process. The more pressure a grain can withstand, the deeper underground, or in higher pressure plays, it can be used. Turbidity testing is a measure of water clarity and how many suspended particles that are invisible to the naked eye may be present. Suspended materials include soil particles (clay, silt, and very fine sand), algae, plankton, microbes, and other substances. This value needs to be low so that the ingredients in the fracking fluids do not react with the suspended particles and cause a reduction in the effectiveness of the frac. Acid solubility testing indicates if grains may be coated with other minerals that are not readily washed off during processing. If the solubility numbers are high, then this indicates that the sand may react with the acids present in fracking fluids creating fines that may lower the effectiveness of the frac. Crush resistance testing shows how much pressure the grains can endure before crushing or failing. The crush value (“K-value”) varies depending on the size and shape of the grains. The higher the crush value, the higher the durability of the sand. High crush values are preferred when using sand for fracking. U.S. Silica did not have any internal density testing data at the time of this report. Terracon provided the density value of the sand.20 This value is used to convert BCY to tons. The Terracon reported specific gravity/density of the material from the Ottawa mine is 135 lbs./ft.3 This value is in line with other reported density values from the St. Peters Sandstone.21 20 U.S. Silica Internal Report. 21 Select Sands NI43-101 Report dated March 21, 2016.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 32 11.0 MINERAL RESOURCE ESTIMATE Based on information provided, collected and reviewed, the deposit at the Ottawa Site is classified as a reserve. This section is not applicable. 12.0 MINERAL RESERVE ESTIMATES 12.1 U.S. Silica Methodology U.S. Silica Company reports its Ore Reserves in "Mineable Tons". As such, a geologic "Resource" that is identified by exploration drilling is further defined by several other key criteria before it can be considered a "Mineable Ore Reserve". The most important of these criteria are that the Resource must: (1) exhibit reliable / repeatable geologic continuity, (2) be defined by a reasonable drill hole spacing (appropriate for the expected variability characteristic of this type of geologic deposit), (3) contain products that meet generally accepted quality specifications (API or ISO), (4) be critically evaluated to eliminate any uncertain or marginal test results, (5) be critically evaluated to eliminate any physical constraints (property boundaries, environmental setbacks, utility and infrastructure setbacks, etc.), (6) be factored for mining recovery / losses based on the mining method employed, and (7) contain products that can be sold at a profit (be economic). "Proven and Probable" ore reserves will meet all the above criteria. "Possible" ore reserves typically fail the drill hole spacing requirement but could be included with additional in-fill drilling. They may also represent like material that is tied up in currently unmineable blocks (boundary pillars, infrastructure setbacks, etc.) or that can’t be extracted using the current mining method. A change in mining method or infrastructure relocation could allow "Possible" ore to be converted to “Proven and Probable” ore. "Possible" ore reserves may be used internally but are not reported externally on the company’s ore reserve statements.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 33 Core drilling was conducted periodically to verify the presence, thickness, and quality of the sandstone formation. The data and lab results from each core hole are entered into a database for geologic block modeling using GEOVIA SURPAC modeling and mine design software. The intercepts of stratigraphic changes are then triangulated between drill holes to build a block model based strictly off lithology. Once the sandstone unit is identified within the block model the results logged in the database are then applied within certain parameters to fill quality data within the sandstone unit. The Ottawa ore body has been filled with the additional core data and lab results using the nearest neighbor method. The data is then examined by U.S. Silica’s Mining Team to determine cut off limits and build a mineable body of ore meeting certain specifications. Once the sandstone deposit is delineated and characterized, the following mine design criteria are used to refine the estimate of mineable reserves: • Slopes of 33% in topsoil, clay, gravel, or unconsolidated materials. • Slopes of 70° in ore and rock. • A minimum of a 10-ft wide safety bench is left at the alluvium/rock and rock/sand contacts. • A minimum of a 25-ft wide safety bench is left at approximately 425’ (AMSL). • The bottom of mineable reserves is a variable elevation by pit design to allow proper drainage with the maximum depth at 378’ (AMSL). A minimum of a 100-ft. wide, “no mining” buffer was designed to be left in place on the west side and a 200 ft. buffer on the west side of a county road that separates the South Ottawa properties. The sand that lies within these areas was excluded from the Ottawa ore reserve calculation. Wetlands or Navigable Waters of the State that are planned not to be mitigated or relocated are designed with a 50-ft. wide no disturbance buffer along the perimeter. These buffer areas are shown in Figure 12.1 below.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 34 12.1 Existing Mine Buffers

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 35 To determine final “Proven and Probable” Reserves, the calculated in-situ volume of the identified ore located within the designed pit limits was calculated using GEOVIA SURPAC software. A standard bulk density factor of cubic yard or 135 pounds per cubic ft. (Tetra Tech) was then applied to yield total tons of proven in-situ ore reserves. Next, site-specific mining recovery factors are applied to the calculated in-situ ore tonnage to allow for absent, poor quality, unmineable or uneconomic ore areas. Mining recoveries applied may vary across a given site or project – at South Ottawa, a 90% mining recovery was used across the property to allow for areas where sand may not be mineable. The mechanical mining process allows the mine to be more selective and potentially avoid areas of low-quality sand while a 100% hydraulic mining operation recovers the entire sandstone layer essentially eliminating the selective mining process. Mining process losses include undesired waste material (tailings) that are pumped to the plant with the sand; good sand lost during the separation of the waste material; and any product spillage that sometimes occurs in the plant process and loading areas. This methodology was applied during the evaluation of the Mississippi Sands property in 2016. The Technical Memorandum summarizing this work was reviewed by WESTWARD. 12.2 Data Verification Methodology WESTWARD coordinated with U.S. Silica personnel to compile copies of all available exploratory field logs, gradational test results and a database of the geologic model inputs. Once compiled a spreadsheet was developed including a list of all exploratory boings from the model, their locations, elevations, and exploration depths. If supporting documentation was available, it was indicated on the spreadsheet next to the associated boring. To address whether model inputs matched supporting documentation, spot checking was used. Spot checking was conducted randomly for both lithological and gradational data inputs. Spot checking was performed on at least 10% of available data sets.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 36 12.3 Process Verification Methodology WESTWARD developed an independent geologic model of the South Ottawa Pit deposit from the provided U.S. Silica data inputs, setbacks, and mining assumptions. RockWorks21 modeling software was used to develop the independent model with the Inverse Distance Weighting algorithm and a 40x40x1 ft. model resolution. Volumetric estimates of in-situ raw material for each mine block were extracted from the model. Reductions for overburden and highwall design were not incorporated into the model. Overburden was assumed to be one ft. thick across the entire site and a pit slope reduction was calculated for each mine block based on the mine block perimeter, average modeled thickness, and cross-sectional area assuming a 3 horizontal to 1 vertical (3H:1V) highwall slope. The in-situ volumes were reduced by the assumed overburden volume, and the calculated highwall volume estimate. A 10 % reduction for mining loss was then applied resulting in a Net Mineable Ore volume. A unit weight of 135.5 pounds per cubic ft. was applied to calculate Net Mineable Ore tons which is the value compared against U.S. Silica estimates. 12.4 Results There was sufficient data available for review to classify the deposit at the Ottawa Site as having both proven and probable reserves. The difference between the model run by U.S. Silica and WESTWARD to calculate reserves differed by approximately 2%. This is an acceptable value. Reserves estimates of in-situ silica sand as reported by U.S. Silica are shown in Table 12.1 below. 12.5 In-Situ, Mineable Ore Estimates Currently silica sand is being mined from the South Ottawa Pit. As of December 31, 2021, the mineral reserves of the Ottawa Site are reported as follows:

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 37 Deposit Classification In-Situ, Mineable Ore Tons Proven Reserve 66,926,671 Probable Reserve 33,002,024 TOTAL 99,928,695 Table 12.1 U.S. Silica In-Situ, Mineable Ore Estimate 12.6 Cut Off Grades Cut-Off grade is the minimum grade required for a mineral or metal to be economically mined (or processed). Material found to be above this grade is considered to be ore, while material below this grade is considered to be waste. Exploration and testing are performed to determine where the mineable/saleable material is located. Only areas that meet the criteria for being economic are mined. At the Ottawa Site, material is considered to be economically mineable when the cost to extract, process and then sell the material results in a profit. As a result, the silica sand in the pit areas shown in Figure 12.1 are considered economic as it meets the cut-off grade for a saleable silica sand product. One commodity is mined and processed at the Ottawa Site, silica sand. The end use of the silica sand can be multiple products based on individual customer needs. As a result, the silica sand is sold by the ton regardless of the product type. Please refer to Section 19.0 Economic Analysis for pricing information. 13.0 MINING METHODS U.S. Silica mines silica sand from an open pit located approximately two and one-half miles southeast of the processing facility in Ottawa, IL. The mineable minerals come exclusively from the St. Peter Formation. The current mineable property is situated south of the Illinois River and

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 38 is known as the South Ottawa Pit (Figure 3.1). The formation being mined is designated commercially as silica sand22 and is recognized in at least nine states surrounding Illinois. 23,24 Mining of the St. Peter has been commercially viable for many years, beginning as early as the 1860’s.25 The Illinois State Geologic Survey classifies the formation as “world famous as a glass sand, but it is also used as molding sand (foundry sand), as an abrasive, in the manufacture of silica brick, ceramic glazes; and ferro-silicon, and for a score of other uses.”26 Other uses include the production of proppants, or fracturing sand (frac sand) for use in the oil and gas industry.27 This section intentionally left blank. 22 Typical Rocks And Minerals In Illinois, George E. Ekblaw And Don L. Carroll, 1931, State Of Illinois Department Of Registration And Education State Geological Survey. 23 USGS, National Geologic Map Database, Geolex — Unit Summary, https://ngmdb.USgs.gov/Geolex/Units/StPeter_3945.html. 24 St. Peter Sandstone Mineral Resource Evaluation, Missouri, USA, Justin G. Davis, Arizona Geological Survey Special Paper 9 Chapter #6, Proceedings of the 48th Annual Forum on the Geology of Industrial Minerals Scottsdale, Arizona | April 30 - May 4, 2012. 25 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005. 26 Illinois State Geological Survey, Guide Leaflet 1971-D, La Salle, Bureau, and Putnam Counties, David L. Reinertsen and Myrna M. Killey, September 11, 1971, and May 20, 1972. 27 Ibid.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 39 Figure 13.1 - An overview of the sandstone mining operations at the U.S. Silica Ottawa Site showing the St. Peter sandstone face and pit loading and hauling The St. Peter in the Ottawa area exhibits horizontal stratigraphy and reasonably consistent elevation and thickness (Figure 13.1). The thickness of the St. Peter in Illinois is commonly 100 to 200 ft.28 Observation of the overburden thickness of approximately 10 ft. to 20 ft. is corroborated by U.S. Silica drilling information showing 5 ft. to 25 ft. of overburden thickness. This type of lithology favors surface mining by conventional methods. 28 The White Cliffs of Ottawa The St. Peter Sandstone and North America’s Largest Silica Production Facility, Karan S. Keith and Tim J. Kemmis, with contribution from U.S. Silica, June 13, 2005.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 40 13.1 Clearing, Grubbing and Overburden Removal The future mining areas are either farmland or farmland buffer with tree cover. The terrain is gently undulating and easily accessible. U.S. Silica utilizes contractors to clear and grub the desired acreage and contractors to remove the overburden materials. Overburden is alluvial sand, gravel and clays and a thin limestone cap rock.29 A tracked excavator and articulated haul trucks are used to move the overburden material to mined-out areas of the pit where it is utilized for reclamation purposes. Figure 13.2 shows the St. Peter sandstone “bench”30 after clearing, grubbing and overburden removal. This section intentionally left blank. 29 Caprock or cap rock is a harder or more resistant rock type overlying a weaker or less resistant rock type. Kearey, Philip (2001). Dictionary of Geology, 2nd ed., Penguin Reference, London, New York, etc., p. 41, ISBN 978-0-14- 051494-0. 30 A “bench” is a mining term referencing the economic resource in its natural state before removal by mining.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 41 Figure 13.2 - A bench of St. Peter sandstone after clearing and grubbing has prepared the sandstone for drilling and blasting. 13.2 Mining Process When the St. Peter has been exposed, U.S. Silica uses conventional drilling and blasting to loosen the formation in preparation for hydraulic mining of the silica sand. The St. Peter sandstone, in the Ottawa area, is poorly cemented together. Blasting provides the ability to easily load the material into trucks to be hauled to a common location for the next stage of mining. A blast hole drill is used to provide vertical holes for the placement of ammonium nitrate and fuel oil (“ANFO”), a common and cost-effective blasting agent. Both drilling and blasting are accomplished through third-party contractors.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 42 Figure 13.3 - A front end loader loading blasted sandstone into an articulating haul truck. After the rock is fragmented by blasting, hydraulic mining techniques are used to further fragment the blasted rock and move the silica sand to the processing plant. This process begins as front-end loaders load the shot rock into articulated haul trucks (Figure 13.3). The trucks carry the shot rock to a stockpile located on the pit floor. A bulldozer pushes the stockpiled rock to a location where a water “monitor” can further break up the silica sand (Figure 13.4). A monitor is a high-pressure water cannon similar to the nozzles mounted on firetrucks used by firefighters. The high pressure and high volume of water from the monitor is used to create a slurry of water and sand for pumping to a wet-screen house to remove any oversized material. From the wet screen house, the slurry begins the journey to the processing plant, two and a half miles to the north north-east of the pit. All water used to pump the slurry is recycled water from the processing plant.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 43 Figure 13.4 - Hydraulic mining utilizing a monitor to produce silica sand slurry for pumping to the processing plant. The slurry pumped to the processing plant and the water returning to the pit for use in producing fresh slurry is moved through a series of high-density polyethylene (“HDPE”) pipes connected to several pump stations. The pipes are positioned under the roadways to the north of the pit and under the Illinois River through lines drilled by directional boring methods. Booster pump stations along the slurry line allow the sand to stay in suspension in the slurry to maintain the process. This is an efficient method of transporting the raw silica sand to the plant for further processing. 13.3 Pit Repair and Maintenance Regular maintenance of pit equipment owned by U.S. Silica is performed by U.S. Silica

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 44 personnel located at the Ottawa facility. Any activity provided by contractors such as clearing and grubbing, drilling and blasting, etc. is provided by the contractor. Major component rebuilds, not within the capability of the U.S. Silica personnel, are contracted to local repair facilities. This is a common industry practice. 13.4 Mine Equipment U.S. Silica uses a combination of owned and leased mobile equipment in the pit. A list of the pit equipment currently utilized at Ottawa is shown in Table 13.1. Initial lease terms are generally 36 months. The decision of lease versus purchase is made by the corporate financial group. Repair and maintenance activity is a combination of U.S. Silica personnel and outside contractors. Pit equipment mechanical availability generally averages about 85-percent. This availability is high enough to maintain the production requirements represented in the Economic Analysis portion of this report (Section 19.0). Table 13.1 Equipment currently utilized in the Ottawa pit 13.5 Mine Planning and Production Scheduling U.S. Silica employs personnel responsible for mine planning and production scheduling. Mine planners provide direction and support to the operating group to ensure proper sequencing of mining activities. These activities include permit compliance, removal of adequate amounts of Quantity Model Type Manufacturer Year Owned/ Leased 1 D8 Dozer Caterpillar 2008 Leased 1 1050 Dozer John Deere 2016 Leased 4 460E Haul Truck John Deere 2019 Owned 1 772 Motor Grader John Deere 2011 Owned 1 444 Front End Loader John Deere 2008 Leased 2 350F Front End Loader Volvo 2017 Leased 1 480EC Tracked Excavator Volvo Leased Ottawa Mine Equipment

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 45 overburden, planned sequencing of areas to me mined, and other production needs of the operating group. With a horizontally bedded sandstone such as this location, the mine planner sequences specific areas, or “blocks” of sandstone to be moved. Mining advances through these blocks, advancing the active mining “face,”31 in the direction prescribed by the planners. Figure 13.5 shows the overburden thickness overlain on an aerial map. The Figure shows the approximate location of the current mining faces as of November 2021. The mining will advance westward, progressing to the pit limit on the north, west, and south (magenta line). Some infrastructure will be required to reach these limits. Infrastructure is discussed further in Section 15. Detailed mine planning activity at Ottawa has occurred in the past but is currently out-of-date. According to U.S. Silica personnel: “Current studies underway regarding Brown’s Brook will impact [mine] design changes and until those are completed a full complete life-of-mine plan for South Ottawa and West Ottawa will [be] unable to [be] developed.”32,33 The impact to the life-of-mine relating to Brown’s Brook is the area required to be left in-place to allow for a natural flow of Brown’s Brook and for access to the “West Pit” from the “South Ottawa Pit.” Figure 13.5 shows a representation of the area set aside in this report to allow for development of the “West Pit” resource block of silica sand. This set aside reduces the potential reserves of silica sand and this reduction is estimated and accounted for in the life-of-mine Economic Analysis in this report. 31 A mining “face” is the vertical wall of rock which will be blasted for excavating the rock. 32 Email response from Matt Crofoot. (U.S. Silica) to Rob Vogel (Q4 Impact Group) on November 8, 2021. 33 South Ottawa and West Ottawa are divisions of the mining area referenced in Figure 5 in the direction of mining.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 46 Figure 13.5 – Overburden thickness isopach map showing the approximate location of the current mining benches and the mining limits (reserve limits). The deposit at Ottawa is a relatively simple deposit to mine as the entire vertical block is minable as ore. Consequently, the mine planning is basic. The risk of intrusive mineralization may be near the top or bottom of the deposit due to contamination from water carrying undesirable mineralization. This has proven to be easily avoidable with proper overburden removal practices and appropriate control of blast hole depth. For these reasons, a short-term lack of a detailed mine plan does not negatively impact the ultimate recovery of the resource and, it does not hinder the day-to-day mining activity at Ottawa.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 47 The annual production schedule is determined based on the forecasted sales demand provided by the sales and marketing group. This production schedule is adjusted to produce the targeted annual mining volume by factoring in losses for waste, in-pit uses, etc. Production schedules are then developed to assure adequate feed is provided to the processing plant to meet the finished- goods demand in a timely manner. Table 13.2 shows the estimated production for the next five years.34 This is achievable with current equipment and personnel. A projection consistent with this analysis for mine production levels is included for the life-of-mine in the Economic Analysis section of this report (Section 19.0). Table 13.2 - Projected sales volume and production schedule required to meet finished goods requirements for the next five years. 13.6 Manning The Ottawa Site has a stable workforce with low turnover that currently totals 145 people. The average workforce age is approximately 48-years35 old and 17% of the workforce is above 60- 34 Email from Terry Lackey, U.S. Silica, of November 9,2021. 35 The average age of the U.S. workforce was 42 years in 2020 (U.S. Bureau of Labor Statistics, Employment projections). Year Forecast Finished Goods Sales (MMT) Annual Mining Volume (MMT) 2018 3.5 4.5 2019 2.8 3.7 2020 1.5 1.9 2021 Forecast 2.3 3.0 2022 Projection 3.1 4.0 2023 Projection 3.1 4.0 2024 Projection 3.1 4.0 2025 Projection 3.1 4.0 2026 Projection 3.1 4.0

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 48 years old.36 The hourly workforce comprises 82% of the location census and is represented by the United Steelworkers of America. Table 13.3 shows the manning at Ottawa. Table 13.3 Manning Table for the Ottawa, IL Plant Figure 13.6 below shows the final pit design for the South Ottawa Pit provided by U.S. Silica. This section intentionally left blank. 36 About 14 percent of the U.S. workforce is over age 60 (Household Data Annual Average for 2020 from the U.S. Bureau of Labor Statistics). Classification Census Mine Operations 36 Plant Operations 59 Maintenance 24 Salaried 26 Total 145

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 49 Figure 13.6 South Ottawa Pit Final Pit Design

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 50 14.0 PROCESSING AND RECOVERY METHODS Figure 14.1 The Ottawa, IL plant overview The processing plant in Ottawa is U.S. Silica’s largest blended operation.37 Purchased in 1987, the plant has been upgraded since that time.38 The production of finished goods begins when the plant receives a silica sand slurry from the mine located south of the processing plant. From this slurry, multiple products are generated through various processing methods. U.S. Silica utilizes both wet and dry processing in producing over thirty products for sale to two customer groups: Oil and Gas production companies and the Specialty Minerals industry. An overview of the processing plant is shown in Figure 14.1 above. The annual production of finished goods at the Ottawa facility is a function of customer demand and the production capacity, by size fraction, of the plant. Total demand and product mix varies relative to economic cycles of end users and the competitive environment. The plant operating 37 U.S. Silica internal report. 38Locations | U.S. Silica (ussilica.com)..

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 51 personnel periodically coordinate with the sales group to produce finished goods to meet a sales forecast. The plant at Ottawa has high flexibility in relation to the sand size required and the mix between individual wet and dry products by varying the equipment configuration.39 The plant at Ottawa can run 365 days per year and it operates twenty-four hours per day. The combined wet-plant and dry-plant has a nameplate40 capacity of 10.2 K tons per day. The plant capacity is limited by the ability to separate the fine silica sand and by permitted drying capacity. U.S. Silica indicates a reasonable 85-percent mechanical availability for their plant.41 Table 13.2 shows the yearly production history and a forecast for the next five years for the combined production from the Wet Plant and the Dry Plant. Based on finished goods production from prior years, this plant production is achievable with current equipment and personnel. A projection consistent with this analysis for total sales volume is included for the life-of-mine in the Economic Analysis section of this report (Section 19.0). 14.1 Wet Processing Plant The wet plant was originally built in 1975 and underwent expansions in 2009 and 2011. The plant receives its feed through the slurry pumping system from the mine that discharges to the wet plant. Figure 14.2 shows a simplified process flow from the mine to the product distribution and Table 14.1 shows the main processing equipment used in the Wet Processing Plant. 42 The slurry from the mine is processed through a material washer to remove the very fine size fractions which are too small to produce salable products. These very fine particles, or tailings, are separated from the plant feed and are sent to mine settling ponds where the water is recovered and recycled back to the plant and pit as process water. The silica sand plant feed is still a slurry at this point, and it moves to a bank of hydrosizers, hydro-cyclones, and vacuum filters to remove excess water. This water is also 39 Email from Terry Lackey, U.S. Silica, of November 9,2021. 40 Nameplate is a term for the theoretical maximum capacity for a piece of equipment. For a plant it is the theoretical maximum capacity a plant can run at 100-percent mechanical availability. 41 Email from Terry Lackey, U.S. Silica, of November 9,2021 and November 11, 2021. 42 Conveyors, pumps, bins, and other numerous pieces of equipment are omitted for clarity in Table 4.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 52 reclaimed for future use. At this point in the process, the sand has been separated into two portions, coarse and fine particle size fractions (see Figure 14.2). From this point forward, the two streams are processed in dedicated, parallel coarse and fine circuits based on the sizes of their intended final use. The wet silica sand streams are then dried in four fluidized bed dryers where the dried silica sand is processed as whole grain silica in the Sizing and Fine Sand Plant or sent to the Grinding Mill for production of ground silica products. One dryer is dedicated to the coarse-sand stream and three to the fine-sand stream (see Figure 14.2). 14.2 Dry Processing Plant – Whole Grain Silica Whole grain products are shipped primarily to the foundry, glass, and hydraulic fracturing industries. The Fine Sand Plant was built in the 1950’s. Dry processing of whole grain silica begins by taking a split of a dried portion of the coarse-sand stream and the dried fine stream from the Wet Plant where a series of screens separate the fine sand into size fractions. Figure 14.2 shows a schematic of this circuit and Table 14.1 shows the main processing equipment used in the Dry Processing Plant, which includes the Fine Sand Plant and the Sizing Plant of Table 4.43 The finished product is prepped for shipment by either a bulk carrier (rail or truck) or is loaded into bags in the bagging plant and warehoused for specific end-use markets (see Figure 14.2). This section intentionally left blank. 43 Ibid.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 53 Figure 14.2 – Processing Plant flow sheet for Ottawa, IL

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 54 Table 14.1 - Main processing equipment used in the Ottawa Site. Plant Description Quantity Slurry Delivery Mine-side wet screen 1 Wet Plant 10X20 coarse Hydrosizer 2 Wet Plant 8X8 coarse Hydrosizer 1 Wet-Plant-silo Hydrocyclone 3 Wet-plant wet screen 4 Wet-plant pre-filter cyclone 4 Vacuum filter belt 4 Fluid bed dryer 4 Bucket elevator 5 Primary dry Derrick screens 6 Secondary dry Derrick screens 6 Rotex screen 2 Bucket elevators 2 Hummer screens 3 Ball mills 6 Bucket elevators 9 Air classifiers 4 Vibrating screen 6 Rotex screen 10 Bucket elevator 7 20/40 scalping screen 2 Wet Plant Fine Sand Plant Grinding Plant Sizing Plant

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 55 14.3 Dry Processing Plant – Ground Silica The grinding mills are fed by material produced from the coarse-sand stream of materials or from the Fine Sand Plant. The Grinding Plant was built in the 1940’s and utilizes dry ball mills to reduce whole-grain silica sand into ground-silica products for the specialty and composite glass, fused silica, adhesives and countertop markets. It is also used as a filler and extender for a range of applications including paints and coatings, sealants, ceramics, and epoxy.44 Whole grain sand is pulverized dry in ball mills using ceramic grinding balls to minimize product contamination. The mill discharge is classified into size fractions using air classifiers. The products produced are moved into storage bins for bulk loading or packaging. The oversize grains are rejected by the classifiers and return to the mill feed for re-grinding in a closed circuit (see Figure 14.2). Table 14.1 shows the main processing equipment used in the Grinding and Sizing Plant.45 The products produced as ground silica carry the trademark Sil-Co-SilTM. 15.0 INFRASTRUCTURE The U.S. Silica Ottawa Site has been operating in this location since before the turn of the 20th century. Expansions and upgrades have occurred to allow both the mine and the plant to adequately supply the markets they serve and to maintain a social license to operate in the Ottawa community. This requires periodic updates and expansions to the infrastructure required to maintain a sustainable presence in this generally mixed community of industry and suburban geography. The infrastructure required for the ongoing operations is generally in place at Ottawa. Certain capital expenditures are required to replace depreciating assets. Other expansion capital (including additional incremental investment to maintain capacity, such as additional pump houses and settling capacity) is provided and commented on below and in Section 18. Figures 15.1 and 15.2 illustrate critical infrastructure for the Ottawa Site. 44 https://www.ussilica.com/products/sil-co-silr. 45 Conveyors, pumps, bins, and other numerous pieces of equipment are omitted for clarity in Table 14.1.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 56 Figure 15.1 Critical Infrastructure for the Ottawa Site

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 57 Figure 15.2 Electrical Power Lines for the South Ottawa Pit 15.1 Road and Truck Access The site is accessible roads maintained by the City, County and State. Road access is critical for the delivery of materials used in the production of finished goods and for shipment of finished goods to U.S. Silica customers. The plant and pit have access to roadways rated for the loads to be shipped to and from the facility. Bulk finished goods are loaded into bulk hopper trucks at several locations, depending upon the product grade. Truck loading capacity is limited by the permitted hours and by the rate at which the existing equipment can load trucks.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 58 15.2 Rail The rail infrastructure is a critical component for the transportation of the finished goods from the Ottawa Site. The Illinois Railway, LLC (the “IR”) is a short line railroad owning about 113 miles of former BNSF trackage in Illinois. It is owned by OmniTRAX.46 The IR handles the loaded rail cars and returns the empties to the plant. It interchanges with the CSX, a Class 1 railroad,47 at Ottawa, IL just north of the U.S. Silica plant. The IR also connects with the BNSF (a Class 1 railroad) railroad north of Oswego, IL and south at Streator, IL. Two additional Class 1 railroads, the Union Pacific and Norfolk Southern, can be accessed by truck transloading. U.S. Silica has an extensive rail-car loading, storage, and handling facility at Ottawa. The main track and switches are maintained by the IR. Ottawa Site personnel maintain all plant trackage with the help of an outside contractor. Routine inspections occur from time to time by the IR and the CSX. Bulk product is loaded into covered hopper cars in a partially enclosed building adjacent to the rail yard. All cars are leased by U.S. Silica. Switching in the plant area is accomplished by Company owned Trackmobile Railcar Movers.48 Rail loading capacity is limited by the permitted hours and by the rate at which the existing equipment can load rail cars. 15.3 Barge Located on the Illinois River, the Ottawa Site also has access to a privately-owned barge terminal that leases property from U.S. Silica for its operation. The facilities are available to U.S. Silica if they are needed. The barge terminal is maintained by others. 46 OmniTrax is a privately owned transportation and transportation infrastructure company out of Denver, CO. 47 Railroad classes are determined by the revenue received by the railroad. The Surface Transportation Board adjusts the threshold annually for each class of railroad. Class 1 railroads are the largest and primary movers of goods over long distances. There are seven Class 1 railroads. (https://railroads.dot.gov/rail-network- development/freight-rail-overview). 48 A Trackmobile is a flexible rail car moving vehicle with both steel rail wheels and rubber tires. It is capable of traveling either on rail or on a roadway and is efficient for the movement of multiple rail cars.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 59 15.4 Electric Power The Ottawa Site uses electric power supplied by Ameren Illinois.49 Power is delivered by an above-ground network of pole lines generally running along the CSX rail corridor on the north side of the property and terminating at a substation on the west side of the plant, south of the Dry Plant. Distribution to the processing plant from the substation is through a combination buried power lines and overhead poles. The Ottawa Pit uses power supplied by Cornbelt Energy Corporation.50 U.S. Silica has a history of reliable electric power supply. 15.5 Natural Gas Natural gas is used as a fuel for drying the silica sand in the plant. The gas is currently supplied by NiCor.51 The natural gas is delivered to the plant via underground pipeline generally running along the CSX rail corridor. Gas is distributed into the plant through various underground pipelines. Nicor is a reliable supplier of natural gas. 15.6 Water U.S. Silica’s Ottawa Site uses vast amounts of water. Most of the consumption is for transporting mined silica sand as a slurry from the mine to the plant and for the processing of the sand in the plant itself. Potable water is provided to the plant location by the City of Ottawa’s public water system. The company has a private well at the mine site for any sanitary needs of the employees there. Water is a critical component to the transportation of the mined silica sand and in the handling and classification of wet sand in the processing plant. The distribution of slurry and process water relies on pump stations and a network of HDPE pipelines on the property. Maintenance of 49 Ameren Illinois is part of Ameren Corporation; a Fortune 500 company that trades on the New York Stock Exchange under the symbol AEE. 50 Corn Belt Energy Corporation is an energy coop in 18 counties in Illinois. Their energy is supplied by Wabash Valley Power Alliance, a generation and transmission cooperative based in Indianapolis, IN. Wabash provides wholesale electricity to 28 distribution systems in Indiana, Illinois, Michigan, and Missouri. 51 NiCor is a subsidiary of Nicor Inc., publicly traded on the NYSE as GAS. They are the largest natural gas supplier in Illinois.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 60 pumps, pump stations, and pipelines is a vital component in the process of producing finished goods and cost control. Ottawa maintenance personnel routinely monitor the mechanical health of the slurry distribution system and recycle water lines. They perform routine maintenance as required. The HDPE slurry lines are regularly rotated to provide efficient transportation of the silica sand from the mine to the plant and to extend the life of the slurry pipelines. The investment in pipeline replacement, pump and pipeline repair, and construction of additional pipeline and pumphouses is an ongoing expense and capital cost for the plant. The Ottawa Site has an abundance of recycled slurry water and processing water available. The facility captures precipitation in the active mine and tailings ponds which provides for a natural source of additional process water. The mined-out areas also are a source for ground water as it migrates through the exposed formations. The location routinely discharges excess water through permitted NPDES locations. There is no record of the Ottawa Site having to purchase water for sand slurry use or processing use in the last 10 years.” U.S. Silica believes any risk of the lack of water could be mitigated by the permitting and construction of high-capacity wells. 15.7 Tailings Handling and Disposal Tailings handling and settling capacity is a critical element for long-term viability of the Ottawa Site. The mined silica sand contains components that are unable to be sold and are therefore considered a byproduct, or “waste,” from the production of finished goods. This waste is largely fine silica sand and non-silica mineralization contained within the St. Peter Sandstone formation. This waste is removed from the production streams as fine sand and silt suspended in the process water. The Ottawa Site removes the waste from the process water and recycles the water back to the mine and plant for use as slurry water and process water as needed.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 61 The method U.S. Silica utilizes to remove the waste from the recycled water is an industry standard method of “settling” the fines out of the water. A series of settling ponds have been used by U.S. Silica for this purpose for the life of the plant. The very fine particles in the water are allowed to settle by gravity, thereby clarifying the water carrying the particles. The ponds must have a large enough surface area to allow for the time necessary for settlement. The depth of the pond allows for storage of the sediment. 52 Therefore, U.S. Silica must provide for ongoing construction of new pond surface area and depth for the ponds to maintain the required storage area for the waste that will be produced over life of the mine. Historically, the Ottawa Site has used mined-out portions of the property for the settling and storage of the waste produced. Figure 15.3 below shows the locations historically utilized for waste storage: A-Pit, B-Pit (North) and B-Pit (South). U.S. Silica must maintain a “fresh” water pond so that water can be stored after processing through the settling ponds. Currently this is provided by S-Pit in Figure 8 where clarified water is recovered for reuse. D-Pit, in Figure 8, is a large area that is partially suitable for tailings storage (approximately five years’ worth of volume53). This section intentionally left blank. 52 Erosion and Sediment Control Handbook, Steven J. Goldman, Katharine Jackson, and Taras A. Bursztynsky, McGraww-Hill, 1986, pp. 8-13. 53 Draft – Tailings Deposition Comparison, Rev. 1, U.S. Silica Ottawa, 1/19/2017, Barr Engineering Co. study.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 62 Figure 15.3 - Possible tailings storage pond locations in the plant area. The remainder of D-Pit must be kept free from tailings storage due to the current and future use of the area for slurry lines and pump houses. B-Pit (South) is the current settling pond for deposition of waste. B-Pit (South) has limited storage capacity, insufficient for the life of the mine. Additional areas are available for potential storage in the current mining location. These are identified in Figure 13.5 as the South Ottawa Pit and the West Pit. When the South Ottawa Pit is mined out, and mining progresses west into the West Ottawa Pit (Figure 13.5), there will be sufficient storage capacity for tailings to meet life-of-mine expectations. The need for additional capacity has been anticipated. A capital and expense project are in the early stages of implementation. A sequence of pond construction, higher dam construction, and additional pumps and slurry lines is being developed by U.S. Silica to provide for increased settling pond surface area and storage in areas previously utilized for storage: A-Pit, B-Pit (North) and B-Pit (South) as part of the mine planning efforts commented on in Section 13. In the future, U.S. Silica plans to construct additional storage in area in the South Ottawa Pit south of the Illinois River. A projection of adequate capital spending and operating cost impacts,

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 63 consistent with this analysis for mine production and plant processing levels is included for the life-of-mine in Section 18.0 Capital and Operating Costs and in Section 19.0 Economic Analysis of this report. U.S. Silica projects the implementation of these projects will provide tailings- storage capacity for the next 10 years. After that the plan is to deposit tailings in the South Ottawa Pit area (Figure 15.4), which is estimated to have capacity for the duration of the West Ottawa Pit operations and the capacity to accept tailings from the production from the Mississippi Sands Pit located west of the West Ottawa Pit if needed. Figure 15.4 - Possible tailings storage pond locations in the South Ottawa and West Pit areas. In addition to the capital and expense projects related to tailings storage capacity, U.S. Silica is utilizing and is exploring operational tactics to create space. When the fine sand demand increases, the operations group historically has been able to recycle some of the deposited tailings, thus creating additional storage capacity. Additionally, solid tailings can be stacked - providing more storage capacity without raising impoundments.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 64 15.8 Buildings The Ottawa mine and plant has undergone various modifications in its 100-year plus history. The existing buildings are adequate for the purposes of which they are utilized. The facility employs an office building holding engineering, financial, and administrative staff. Several buildings house the plant processing machinery and support (see Figure 14.1). These include wet and dry processing, bagging, warehousing, loadout, employees, and maintenance activities. There are several miscellaneous buildings on the plant site, some fully utilized and some vacant. The mine site has a maintenance building, administrative space, and an employee building. All utilized structures appear to be well maintained. 15.9 Comments on Infrastructure In the opinion of the QP, the current infrastructure is adequate to maintain the historical levels of finished goods production except for the current capacity of tailings storage. U.S. Silica is planning to create additional storage volume and is underway with the planning process. In the opinion of the QP, the capital required to provide the necessary tailings storage capacity and allow U.S. Silica to maintain the current levels of production and product quality to support the life-of-mine plan are represented in the Economic Analysis in this report. 16.0 MARKET STUDIES U.S. Silica’s Ottawa operation supplies high-silica sand into every major market segment including glassmaking, chemical, foundry, building products, ASTM testing sand, and the Oil and Gas sectors. 16.1 General Marketing Information The Ottawa Site is the company’s largest blended operation, supplying various grades of silica sand to both the Oil and Gas and the Industrial and Specialty markets. The Ottawa Silica Company was founded in March 1900 by Edmund B. Thornton. In 1986, the Thornton family sold Ottawa Silica Company to RTZ. In January 1987, the Pennsylvania Glass Sand Company merged with the Ottawa Silica Company forming the U.S. Silica Company.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 65 U.S. Silica’s Ottawa operation supplies high-silica sand into every major market segment including glassmaking, chemical, foundry, building products, ASTM testing sand, and the Oil and Gas sectors. The Ottawa Site produces a wide range of silica products that serve U.S. Silica’s Oil and Gas, and Specialty Minerals business units: • The Oil and Gas proppants are used in hydraulic fracturing petroleum-bearing rock layers. They are highly crush-resistant, and the industry specifies different grades depending on the requirements of the individual rock formations. • The F-Grade sands are used primarily in foundry casting. The grade numbers represent the American Foundry Society Grain Fineness Number; the sand increases in fineness as the GFN increases. The Fine and Standard Melt grades are used in glassmaking. • 200-Mesh ground silica is used as an additive to cement that is injected into a well to bond the steel well casing to the rock wall of the drillhole. • Sil-Co-SilTM is produced by grinding whole-grain sand into fine, bright white powder. The grade numbers indicate the maximum grain size in the product expressed in microns. The various grades are used in fiberglass, specialty glass, countertops, and ceramics. • Particularly noteworthy are the Ottawa’s ASTM products. U.S. Silica has the distinct advantage of supplying the well-known, highly respected original “Ottawa Silica” that is used for cement and abrasion testing. Ottawa remains the only supplier of fully ASTM- compliant sands in the world.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 66 U.S. Silica has an annual production capacity of 3.6 M tons at this location. Through the renovated and upgraded facilities it can produce multiple products through various processing methods, including washing, hydraulic sizing, grinding, screening, and blending. 16.1.1 Silica Sand Market In the late 1990’s and early 2000’s the market saw a dramatic increase in the use of sand for hydraulic fracturing tight shale formations. The widespread development of the Marcellus Shale in 2008 triggered several expansions by silica sand producers, including U.S. Silica. In 2009, Ottawa’s frac sand capacity underwent a 500 K ton expansion followed by a 900 K ton expansion in 2011. Beginning in 2018, however, the proppant sand market in the region began to contract. This change was fueled primarily by three factors: (1) Many regional sand mines were commissioned near the large Oil and Gas play in the Permian Basin in west Texas and southeastern New Mexico. Oil and Gas drilling operations is this area are nearly exclusively supplied by this newly developed resource; displacing sand previously supplied by mines in the upper Midwest including Ottawa. (2) The energy service companies have shifted toward the use of finer grades of proppant sand such as 40/70 and 100 Mesh. The demand for coarser grades produced by Ottawa and nearby competitors has declined. (3) Relatively low crude oil prices have curtailed drilling in the Bakken (North Dakota) and the Marcellus (Ohio River Valley) shale deposits. The Bakken was impacted by the high cost of completing a well in the region combined with limited available infrastructure (pipelines and rail). Environmental concerns over the hydraulic fracturing process also resulted in the idling or scale back of numerous proppant sand mines. Oil and Gas demand, as well as whole silica demand generally, dropped in 2020 as compared to 2019 due to the COVID-19 pandemic. However, recovery began in the fourth quarter of 2020

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 67 and continued throughout 2021. The QP believes the whole grain silica end segment should see growth through 2026. The QP believes the compound annual growth rate (“CAGR”) for Container Glass is 2% and the CAGR for Solar Glass is 9% through 2026. A fair estimate of future reserve consumption is between 2.5 and 3.0 M tons of raw sand annually. In 2020, the average selling price (“ASP”) was $36.90 per ton. In 2021, the ASP dropped to $29.50 per ton. Given the projected growth in the whole gain silica end segment, the QP believes it is reasonable to assume that pricing will sustain and appreciate at 2% per annum thereafter for the life-of-mine. Consequently, in the long-term, the QP believes that price forecast will increase from an ASP of $30.10 per ton in 2022 to $35.20 per ton in 2030. See Table 19.1 for the projected ASP over the life-of-mine. 16.2 Material Contracts Required for Production There are no material contracts required for production. 17.0 ENVIRONMENTAL STUDIES, PERMITTING, PLANS, NEGOTIATIONS OR AGREEMENTS WITH LOCAL INDIVIDUALS OR GROUPS 17.1 Existing Environmental Permits, Plans, and Authorizations WESTWARD was contracted by US Silica to provide third party review of environmental plans, permits, and requirements of the Ottawa Site. A summary of findings is included below based on current regulatory research and documents provided by U.S. Silica. Table 17.1 summarizes the current permitting status at the Ottawa Site.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 68 Item Regulatory Authority Status SPCC Plan EPA Complete NWP 12 IDNR/USACE Approved Surface Mining Permits IDNR Approved Mine Refuse Disposal Permit IDNR Approved NPDES General Permit ILG840203 ILEPA Approved NPDES Individual Permit IL0001325 ILEPA Approved Air Permit #95060046 ILEPA Approved VSQG Hazardous Waste ILEPA Approved Radioactive Material License IEMA Approved Floodplain Development Permit #2014-12 LaSalle County Approved Floodplain Development Permit 2015-20 LaSalle County Approved Floodplain Variance Resolution 12-21 LaSalle County Approved Public Water System State/County Health Departments Approved Table 17.1 Permitting Summary for Ottawa 17.2 Federal Requirements US Silica maintains a Spill Prevention, Controls and Countermeasure (“SPCC”) Plan at the Ottawa location to address requirements of the federal Oil Pollution Prevention Regulations (40 CFR Part 112). The SPCC plan establishes oil spill preparedness, prevention, planning, response, and notification procedures per the federal regulations and addresses state-specific oil spill reporting notification and response requirements as administered by the Illinois Emergency Management Agency (“IEMA”). U.S. Silica currently utilizes a pipeline that extends underneath the Illinois River from the South Ottawa mine to the North Ottawa processing plant. The purpose of the pipeline is to transport sand

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 69 slurry material from the South Ottawa pit(s) to the processing plant at the North Ottawa location. Construction of the pipeline project was authorized by the U.S. Army Corps of Engineers (“USACE”) and Illinois Department of Natural Resources (“IDNR”) as a Nationwide Permit 12 (CEMVR-OD-P-2006-53). In May of 2017 US Silica received approval from IDNR to replace the existing sand slurry pipeline within their easement under Statewide Permit No. 8 which authorizes the construction of underground pipeline and utility crossings. 17.3 State Requirements U.S. Silica retains a Surface Mining Permit (#1862-12) and associated reclamation bond through the IDNR for authorization of mining. A surety bond was issued to IDNR in the amount of $344,000.00 for approximately 80 acres of surface mining reclamation. The bond may be released by IDNR upon completion of surface mining and approved reclamation plan within three years of completion. An additional Surface Mining Permit (#1866-22) and approved reclamation plan for approximately 45 acres (D Pit) within the North Ottawa Site, located north of Dee Bennett Road is also maintained by U.S. Silica. The permit includes a conservation and reclamation plan which outlines slope and vegetation establishment. U.S. Silica holds three additional Surface Mining Permits which authorizes the ongoing mining activity at the South Ottawa tract (#1743-15, 1776-17, and 1825-19) with associated reclamation bonds. Reclamation bond records (and amounts) were requested from IDNR by U.S. Silica (Todd Lindblad). Though the aforementioned records were unavailable at the time of review, it is WESTWARD’s understanding that should permit coverage areas or bond amounts require an update based on the mine footprint, U.S. Silica is able to do so by administrative update with IDNR. IDNR authorized a Mine Refuse Disposal Permit 1947-SP for the slurry refuse disposal area within an approximately 43-acre inactive pit (“A Pit”) located at the North Ottawa Site. The permit includes a description of proposed reclamation activities following disposal activities, including

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 70 grading and seeding specifications. Costs associated with reclamation activities are provided in Section 19.0 Economic Analysis. U.S. Silica is permitted to discharge stormwater from the Mississippi Sands tract (South Ottawa) under NPDES General Permit No. ILG840203. No mining disturbance has been initiated by US Silica at the former Mississippi Sands tract as of the date of this report. Individual Permit No. IL0001325 as approved by the ILEPA authorizes discharge of wastewater from the North and South Ottawa Sites. Sampling and reporting requirements include three grab samples monthly reported using the Discharge Monitoring Report (“DMR”) system, quarterly visual monitoring, semi-annual monitoring and reporting of metals, arsenic, cyanide and total phenols, and an annual inspection report. Air emissions resulting from the processing plant at Ottawa are authorized under the ILEPA Clean Air Act Permit Program (“CAAPP”) Permit #95060046. Provisions of the permit include maintenance and calibration of monitoring devices and monthly opacity visible emissions observations. Project review of the Mississippi Sands tract by the Illinois Department of Natural Resources (IDNR; as requested by ILEPA for NPDES authorization), identified three Illinois Natural Areas Inventory (“INAI”) sites within one mile of the project area. IDNR determined that adverse events to the INAI sites due to mining of the tract are unlikely to occur. IDNR recommended that a discharge point should be placed downstream of the Ernat’s Marsh INAI to avoid the possibility of adversely modifying the water quality in the Marsh. The Ottawa Site is classified under RCRA Subtitle C as a Very Small Quantity Generator (“VSQG”) of Hazardous Waste (EPA ID #ILD155166952), generating less than or equal to 100 kilograms per month of non-acute hazardous waste. Waste classifications handled at the site include D001 Ignitable waste, D002 Corrosive waste, and D009 Mercury. U.S. Silica personnel

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 71 maintain an Illinois Radioactive Material License (#IL-01709-01) through the Illinois Emergency Management Agency (“IEA”). 17.4 Other U.S. Silica maintains a LaSalle County Floodplain Development Permit #2014-12 for construction of an earthen berm within a regulated Special Flood Hazard Area (flood zone AE) of the Illinois River watershed basin. U.S. Silica received approval from the state and county health departments to deepen an existing well for potable drinking water (non-community public water system) at the Ottawa Site in 2018. U.S. Silica has not engaged in any agreements pertaining to hiring or local procurement. 17.5 Mississippi Sands Authorizations The following authorizations issued to Mississippi Sands, LLC during their previous ownership of the Mississippi Sands tract were reviewed as part of the feasibility study: • Special Use Permit 11-24 SU authorized Mississippi Sands, LLC to convert portions of the Mississippi Sands tract from farmland to mining use by letter dated February 1, 2012, from the LaSalle County Clerk. Conditions of the Special Use permit include, but are not limited to, the following: • Well agreements with neighboring property owners • Specified blasting surveys, timeline, maximum charge per day, and notifications • Neighboring homeowners’ property agreements • Landscape and buffer plan review by the City of Ottawa • No excavation shall take place above the 490 ft. level • Compliance with transportation plans (not more than 22 truckloads of aggregate product transported through the City of Ottawa per day), and • The County may hire a third-party consultant in the event the owner/operator is assigned any corrective action by any federal, state, or county agency.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 72 17.6 Additional Studies Previous archaeological study of the South Ottawa Site revealed an area of potential archaeological significance (Archaeological Site 11LS953) which led to U.S. Silica entering a Declaration of Preservation Covenant with the Illinois Historic Preservation Agency (“IHPA”) in March 2005. It was determined upon Phase II Testing of the site by SCI Engineering in the fall of 2011 that the archaeological site did not require a preservation covenant as it was unlikely to be recorded in the National Register of Historic Places. The IHPA approved of the Phase II Test Report, determined that no Phase III Archaeological Mitigation Plan was required, and released the deed covenant on July 17, 2012. 17.7 Pending Expansion U.S. Silica has engaged the IMEG company to complete a wetlands assessment, archaeological study, and aquifer testing and impacts analysis of the Catlin Salt Marsh to determine the feasibility of mining the former Mississippi Sands Property. 18.0 CAPITAL AND OPERATING COSTS Capital and operating costs discussed in this section were developed utilizing current and historic cost data from continuous and ongoing operation of the facility, first principles, vendor and contractor quotations, and similar operation comparisons. 18.1 Operating Cost Total operating costs incurred at the Ottawa Site from 2020 through 2021 are provided in Table 18.1. Costs include but are not limited to mining equipment, plant/shipping, wages and premiums, maintenance materials, and power. The average cost of sales was $29.5 per ton in 2020 and $20.9 per ton in 2021. Headcount has remained fairly stable over the period with 104 hourly and 35 salaried employees in 2020 and 119 hourly and 26 salaried employees in 2021.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 73 Capital Costs 2020 $2,182,000 2021 $1,441,000 Operating Costs 2020 $53,662,000 2021 $47,635,000 Table 18.1: Summary of Capital and Operating Costs: 2020-2021 18.2 Capital Costs The average annual capital expenditure since 2020 at the Ottawa Site is $1,811,500, with $2,182,000 in 2020 and $1,441,000 in 2021 (Table 18.1). The higher than average capital spend in 2020 was associated with scheduled maintenance and continuous improvement projects to drive and maintain cost efficiencies. A summary of foreseen capital expenditures through 2026 is provided in Table 18.2. As shown in Table 18.2, total estimated capital expenditure through 2026 is $16,565,000 and primarily includes routine maintenance and continuous improvement projects to drive cost and capacity efficiencies. Listed expenditures are based on historic cost data, vendor/contractor quotations, and similar operation comparisons and are within +/-15% level of accuracy. There are risks regarding the current capital costs estimates through 2026, including escalating costs of raw materials and energy, equipment availability and timing due to either production delays or supply chain gaps.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 74 Projected Capital Expenditures 2022 $6,000,000 2023 $4,000,000 2024 $2,135,000 2025 $2,213,000 2026 $2,217,000 Table 18.2: Summary of Projected Capital Expenditures: 2022-2026 18.3 Assumptions The capital projects are assumed to be constructed in a conventional Engineering, Procurement and Construction Management (“EPCM”) format. U.S. Silica routinely retains a qualified contractor to design projects and act as its agent to bid and procure materials and equipment, bid and award construction contracts, and manage the construction of the facilities. 18.4 Accuracy The accuracy of this estimate for those items identified in the scope-of work is estimated to be within the range of plus 15% to minus 15%; i.e., the cost could be 15% higher than the estimate or it could be 15% lower. Accuracy is an issue separate from contingency, the latter accounts for undeveloped scope and insufficient data (e.g., geotechnical data). 19.0 ECONOMIC ANALYSIS 19.1 Operating Costs An economic model was created for the Ottawa Facility to provide validation of the economic viability of the estimated reserve for the life of mine until 2061. The following are the key assumptions: • Proven and Probable Tons of 99,928,695 as of December 31, 2021 • Revenue Growth of 2%

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 75 • Tons Growth of 0% • Costs of Goods Sold Growth of 2% • Selling, General, and Administrative Expenses Growth of 2% • Capital Expenditures Growth of 2% • Inflation Rate of 2% • Tax Rate of 26% • Discount Rate of 8% • Net Working Capital change year over year of 25% • Mine Yield of 89% The QP used budgeted 2021 operating costs as the benchmark for which to model operating costs throughout the life of mine and applied future site investment escalations that are consistent with demonstrated plant maintenance history and robust enough to cover future mine and production changes. The QP based the ASP for 2022 on the ASP in 2021 and anticipated market dynamics. The QP then applied a 2% per annum increase from the 2021 ASP through the life of mine. Based on average selling price trends from 2018 through 2021, the QP believes that 2% per annum growth rate is a reasonable method for a base case scenario. For additional information on the ASP, see “Section 16.1.1— Silica Sand Market.” 19.2 Capital Costs As an ongoing project that is in production and profitable, the QP established a going forward capital expenditure based on the running average capital costs at the mine since 2020. The QP then applied a 2% per annum increase to the capital costs through the life of mine. 19.3 Economic Analysis The financial evaluation of the project comprises the determination of the net present value (“NPV”) at a discount rate of 8%, the internal rate of return (“IRR”) and payback period (time in

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 76 years to recapture the initial capital investment). Annual cash flow projections are estimated over the life of the mine based on the estimates of capital expenditures and production cost and sales revenue. Review of the base case model indicates that the project has an IRR of 17%, a payback period of 0.10 years, and an NPV of $70,708,000. The Economic Feasibility Model (Table 19.1.1) was modeled on the basis of historical operational costs and future site investment escalations that are consistent with demonstrated plant maintenance history and robust enough to cover future mine and production changes. 19.4 Sensitivity Analysis The QP assessed sensitivity of key variables, including reduction in expected selling price, increased capital expenses and associated depreciation, and operating costs. To assess these variables, the QP created moderate and upside models where the following variables were increased by the percentages listed in Table 19.2: • Average Selling Price Growth • Tons Growth • Average Cost of Sale Growth • Selling, General, and Administrative Expenses Growth • Capital Expenditures Growth • Inflation Rate • Inflation Adjusted Discount Rate • Mine Yield The NPV of the project is null when 2022 average selling price is reduced to $24.96 / ton. This section intentionally left blank.

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 77 Table 19.1.1: Economic Feasibility Base Model In Thousand (000) Book Value 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 2035 2036 2037 Reserve Balance Tons (000) 116,059 99,928 97,371 94,802 92,222 89,630 87,026 84,411 81,783 79,144 76,494 73,831 71,156 68,469 65,770 63,059 60,336 57,601 Mined Tons (000) 2,045 2,557 2,569 2,580 2,592 2,604 2,615 2,627 2,639 2,651 2,663 2,675 2,687 2,699 2,711 2,723 2,735 2,748 Sold Tons (000) 1,820 2,276 2,286 2,297 2,307 2,317 2,328 2,338 2,349 2,359 2,370 2,381 2,391 2,402 2,413 2,424 2,435 2,446 R/S Ratio 1.6% 2.3% 2.6% 2.7% 2.8% 2.9% 3.0% 3.1% 3.2% 3.3% 3.5% 3.6% 3.8% 3.9% 4.1% 4.3% 4.5% 4.8% ASP (Selling Price) 36.9$ 29.5$ 30.1$ 30.7$ 31.3$ 31.9$ 32.5$ 33.2$ 33.9$ 34.5$ 35.2$ 35.9$ 36.7$ 37.4$ 38.1$ 38.9$ 39.7$ 40.5$ ACS (Cost of Sale) 29.5$ 20.9$ 21.3$ 21.8$ 22.2$ 22.7$ 23.1$ 23.6$ 24.0$ 24.5$ 25.0$ 25.5$ 26.0$ 26.5$ 27.1$ 27.6$ 28.2$ 28.7$ Rev 67,191$ 67,095$ 68,745$ 70,435$ 72,167$ 73,942$ 75,760$ 77,623$ 79,532$ 81,488$ 83,491$ 85,544$ 87,648$ 89,803$ 92,011$ 94,274$ 96,592$ 98,967$ Cost of Sale 53,662$ 47,635$ 48,806$ 50,006$ 51,236$ 52,496$ 53,787$ 55,109$ 56,465$ 57,853$ 59,276$ 60,733$ 62,227$ 63,757$ 65,325$ 66,931$ 68,577$ 70,263$ CM 13,530$ 19,460$ 19,939$ 20,429$ 20,931$ 21,446$ 21,973$ 22,514$ 23,067$ 23,634$ 24,216$ 24,811$ 25,421$ 26,046$ 26,687$ 27,343$ 28,015$ 28,704$ Change in CM -$ 5,930$ 479$ 490$ 502$ 515$ 527$ 540$ 554$ 567$ 581$ 595$ 610$ 625$ 640$ 656$ 672$ 689$ SG&A -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ EBITDA 13,530$ 19,460$ 19,939$ 20,429$ 20,931$ 21,446$ 21,973$ 22,514$ 23,067$ 23,634$ 24,216$ 24,811$ 25,421$ 26,046$ 26,687$ 27,343$ 28,015$ 28,704$ D&A 10,165$ 8,902$ 9,533$ 9,218$ 9,376$ 9,297$ 9,336$ 9,316$ 9,326$ 9,321$ 9,324$ 9,322$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ EBIT 3,365$ 10,558$ 10,405$ 11,211$ 11,556$ 12,149$ 12,637$ 13,197$ 13,741$ 14,313$ 14,892$ 15,489$ 16,098$ 16,723$ 17,364$ 18,020$ 18,692$ 19,381$ Taxes 875$ 2,745$ 2,705$ 2,915$ 3,004$ 3,159$ 3,286$ 3,431$ 3,573$ 3,721$ 3,872$ 4,027$ 4,185$ 4,348$ 4,515$ 4,685$ 4,860$ 5,039$ Operating Income 2,490$ 7,813$ 7,700$ 8,296$ 8,551$ 8,990$ 9,352$ 9,766$ 10,168$ 10,592$ 11,020$ 11,462$ 11,913$ 12,375$ 12,849$ 13,335$ 13,832$ 14,342$ Plant Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,217)$ (2,260)$ (2,283)$ (2,317)$ (2,346)$ (2,378)$ (2,409)$ (2,442)$ (2,474)$ (2,507)$ (2,540)$ (2,574)$ Total Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,217)$ (2,260)$ (2,283)$ (2,317)$ (2,346)$ (2,378)$ (2,409)$ (2,442)$ (2,474)$ (2,507)$ (2,540)$ (2,574)$ Change in NWC -$ (1,483)$ (120)$ (123)$ (126)$ (129)$ (132)$ (135)$ (138)$ (142)$ (145)$ (149)$ (153)$ (156)$ (160)$ (164)$ (168)$ (172)$ Net Income 308$ 4,889$ 1,580$ 4,174$ 6,291$ 6,649$ 7,002$ 7,371$ 7,747$ 8,133$ 8,529$ 8,935$ 9,351$ 9,778$ 10,215$ 10,664$ 11,124$ 11,596$ FCF (86,400)$ 10,473$ 13,791$ 11,114$ 13,391$ 15,666$ 15,945$ 16,338$ 16,688$ 17,073$ 17,454$ 17,852$ 18,257$ 18,674$ 19,100$ 19,538$ 19,987$ 20,447$ 20,919$ 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 2055 2056 2057 54,853 52,093 49,320 46,535 43,738 40,928 38,105 35,269 32,421 29,560 26,686 23,799 20,899 17,986 15,060 12,121 9,169 6,203 3,224 231 2,760 2,773 2,785 2,798 2,810 2,823 2,836 2,848 2,861 2,874 2,887 2,900 2,913 2,926 2,939 2,952 2,966 2,979 2,992 231 2,457 2,468 2,479 2,490 2,501 2,512 2,524 2,535 2,546 2,558 2,569 2,581 2,593 2,604 2,616 2,628 2,639 2,651 2,663 206 5.0% 5.3% 5.6% 6.0% 6.4% 6.9% 7.4% 8.1% 8.8% 9.7% 10.8% 12.2% 13.9% 16.3% 19.5% 24.4% 32.3% 48.0% 92.8% 100.0% 41.3$ 42.1$ 42.9$ 43.8$ 44.7$ 45.6$ 46.5$ 47.4$ 48.4$ 49.3$ 50.3$ 51.3$ 52.4$ 53.4$ 54.5$ 55.6$ 56.7$ 57.8$ 59.0$ 60.1$ 29.3$ 29.9$ 30.5$ 31.1$ 31.7$ 32.4$ 33.0$ 33.7$ 34.3$ 35.0$ 35.7$ 36.4$ 37.2$ 37.9$ 38.7$ 39.4$ 40.2$ 41.0$ 41.9$ 42.7$ 101,401$ 103,894$ 106,449$ 109,067$ 111,749$ 114,497$ 117,312$ 120,197$ 123,152$ 126,181$ 129,284$ 132,463$ 135,720$ 139,057$ 142,477$ 145,980$ 149,570$ 153,248$ 157,016$ 12,376$ 71,991$ 73,761$ 75,575$ 77,433$ 79,337$ 81,288$ 83,287$ 85,335$ 87,434$ 89,584$ 91,786$ 94,044$ 96,356$ 98,725$ 101,153$ 103,640$ 106,189$ 108,800$ 111,476$ 8,787$ 29,410$ 30,133$ 30,874$ 31,633$ 32,411$ 33,208$ 34,025$ 34,862$ 35,719$ 36,597$ 37,497$ 38,419$ 39,364$ 40,332$ 41,324$ 42,340$ 43,381$ 44,448$ 45,541$ 3,590$ 706$ 723$ 741$ 759$ 778$ 797$ 817$ 837$ 857$ 878$ 900$ 922$ 945$ 968$ 992$ 1,016$ 1,041$ 1,067$ 1,093$ (41,951)$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ 29,410$ 30,133$ 30,874$ 31,633$ 32,411$ 33,208$ 34,025$ 34,862$ 35,719$ 36,597$ 37,497$ 38,419$ 39,364$ 40,332$ 41,324$ 42,340$ 43,381$ 44,448$ 45,541$ 3,590$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 20,087$ 20,810$ 21,551$ 22,311$ 23,088$ 23,885$ 24,702$ 25,539$ 26,396$ 27,274$ 28,174$ 29,096$ 30,041$ 31,009$ 32,001$ 33,017$ 34,058$ 35,125$ 36,218$ (5,733)$ 5,223$ 5,411$ 5,603$ 5,801$ 6,003$ 6,210$ 6,423$ 6,640$ 6,863$ 7,091$ 7,325$ 7,565$ 7,811$ 8,062$ 8,320$ 8,584$ 8,855$ 9,132$ 9,417$ (1,491)$ 14,864$ 15,400$ 15,948$ 16,510$ 17,085$ 17,675$ 18,279$ 18,899$ 19,533$ 20,183$ 20,849$ 21,531$ 22,230$ 22,947$ 23,680$ 24,432$ 25,203$ 25,992$ 26,801$ (4,243)$ (2,608)$ (2,643)$ (2,678)$ (2,714)$ (2,750)$ (2,786)$ (2,824)$ (2,861)$ (2,899)$ (2,938)$ (2,977)$ (3,016)$ (3,057)$ (3,097)$ (3,138)$ (3,180)$ (3,222)$ (3,265)$ (3,309)$ (3,353)$ (2,608)$ (2,643)$ (2,678)$ (2,714)$ (2,750)$ (2,786)$ (2,824)$ (2,861)$ (2,899)$ (2,938)$ (2,977)$ (3,016)$ (3,057)$ (3,097)$ (3,138)$ (3,180)$ (3,222)$ (3,265)$ (3,309)$ (3,353)$ (176)$ (181)$ (185)$ (190)$ (194)$ (199)$ (204)$ (209)$ (214)$ (220)$ (225)$ (231)$ (236)$ (242)$ (248)$ (254)$ (260)$ (267)$ (273)$ -$ 12,080$ 12,576$ 13,085$ 13,606$ 14,141$ 14,689$ 15,252$ 15,828$ 16,419$ 17,026$ 17,647$ 18,284$ 18,938$ 19,607$ 20,294$ 20,998$ 21,720$ 22,460$ 23,219$ (7,596)$ 21,403$ 21,899$ 22,407$ 22,929$ 23,464$ 24,012$ 24,575$ 25,151$ 25,742$ 26,349$ 26,970$ 27,607$ 28,260$ 28,930$ 29,617$ 30,321$ 31,043$ 31,783$ 32,542$ 1,727$

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 78 Table 19.1.2: Economic Feasibility Moderate Model In Thousand (000) Book Value 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Reserve Balance Tons (000) 116,059 99,928 97,371 94,790 92,187 89,560 86,909 84,235 81,536 78,813 76,066 73,294 70,497 67,675 64,827 Mined Tons (000) 2,045 2,557 2,580 2,604 2,627 2,651 2,674 2,699 2,723 2,747 2,772 2,797 2,822 2,848 2,873 Sold Tons (000) 1,820 2,276 2,296 2,317 2,338 2,359 2,380 2,402 2,423 2,445 2,467 2,489 2,512 2,534 2,557 R/S Ratio 1.6% 2.3% 2.6% 2.7% 2.8% 3.0% 3.1% 3.2% 3.3% 3.5% 3.6% 3.8% 4.0% 4.2% 4.4% ASP (Selling Price) 36.9$ 29.5$ 30.7$ 31.9$ 33.2$ 34.5$ 35.9$ 37.3$ 38.8$ 40.3$ 42.0$ 43.6$ 45.4$ 47.2$ 49.1$ ACS (Cost of Sale) 29.5$ 20.9$ 21.6$ 22.2$ 22.9$ 23.6$ 24.3$ 25.0$ 25.7$ 26.5$ 27.3$ 28.1$ 29.0$ 29.8$ 30.7$ Rev 67,191$ 67,095$ 70,407$ 73,882$ 77,529$ 81,356$ 85,371$ 89,585$ 94,007$ 98,648$ 103,517$ 108,626$ 113,988$ 119,615$ 125,519$ Cost of Sale 53,662$ 47,635$ 49,506$ 51,450$ 53,470$ 55,570$ 57,752$ 60,020$ 62,377$ 64,827$ 67,372$ 70,018$ 72,768$ 75,625$ 78,595$ CM 13,530$ 19,460$ 20,901$ 22,432$ 24,059$ 25,786$ 27,619$ 29,565$ 31,630$ 33,821$ 36,144$ 38,608$ 41,221$ 43,989$ 46,924$ Change in CM -$ 5,930$ 1,441$ 1,531$ 1,626$ 1,727$ 1,833$ 1,946$ 2,065$ 2,191$ 2,324$ 2,464$ 2,612$ 2,769$ 2,934$ SG&A -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ EBITDA 13,530$ 19,460$ 20,901$ 22,432$ 24,059$ 25,786$ 27,619$ 29,565$ 31,630$ 33,821$ 36,144$ 38,608$ 41,221$ 43,989$ 46,924$ D&A 10,165$ 8,902$ 9,533$ 9,218$ 9,376$ 9,297$ 9,336$ 9,316$ 9,326$ 9,321$ 9,324$ 9,322$ 9,323$ 9,323$ 9,323$ EBIT 3,365$ 10,558$ 11,368$ 13,215$ 14,683$ 16,489$ 18,283$ 20,249$ 22,304$ 24,500$ 26,821$ 29,286$ 31,897$ 34,667$ 37,601$ Taxes 875$ 2,745$ 2,956$ 3,436$ 3,818$ 4,287$ 4,754$ 5,265$ 5,799$ 6,370$ 6,973$ 7,614$ 8,293$ 9,013$ 9,776$ Operating Income 2,490$ 7,813$ 8,412$ 9,779$ 10,866$ 12,202$ 13,530$ 14,984$ 16,505$ 18,130$ 19,847$ 21,672$ 23,604$ 25,653$ 27,825$ Plant Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,283)$ (2,360)$ (2,438)$ (2,519)$ (2,602)$ (2,688)$ (2,778)$ (2,870)$ (2,965)$ Total Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,283)$ (2,360)$ (2,438)$ (2,519)$ (2,602)$ (2,688)$ (2,778)$ (2,870)$ (2,965)$ Change in NWC -$ (1,483)$ (360)$ (383)$ (407)$ (432)$ (458)$ (487)$ (516)$ (548)$ (581)$ (616)$ (653)$ (692)$ (734)$ Net Income 308$ 4,889$ 2,052$ 5,396$ 8,324$ 9,557$ 10,789$ 12,138$ 13,551$ 15,063$ 16,664$ 18,367$ 20,174$ 22,091$ 24,126$ FCF (86,400)$ 10,473$ 13,791$ 11,585$ 14,614$ 17,700$ 18,854$ 20,125$ 21,454$ 22,877$ 24,385$ 25,988$ 27,690$ 29,497$ 31,414$ 33,449$ 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 2053 2054 61,954 59,055 56,130 53,178 50,200 47,195 44,164 41,104 38,018 34,903 31,761 28,590 25,390 22,162 18,905 15,619 12,302 8,957 5,581 2,174 2,899 2,925 2,951 2,978 3,005 3,032 3,059 3,087 3,114 3,143 3,171 3,199 3,228 3,257 3,287 3,316 3,346 3,376 3,406 2,174 2,580 2,603 2,627 2,650 2,674 2,698 2,723 2,747 2,772 2,797 2,822 2,847 2,873 2,899 2,925 2,951 2,978 3,005 3,032 1,935 4.7% 5.0% 5.3% 5.6% 6.0% 6.4% 6.9% 7.5% 8.2% 9.0% 10.0% 11.2% 12.7% 14.7% 17.4% 21.2% 27.2% 37.7% 61.0% 100.0% 51.0$ 53.1$ 55.2$ 57.4$ 59.7$ 62.1$ 64.6$ 67.2$ 69.9$ 72.7$ 75.6$ 78.6$ 81.7$ 85.0$ 88.4$ 91.9$ 95.6$ 99.4$ 103.4$ 107.6$ 31.7$ 32.6$ 33.6$ 34.6$ 35.6$ 36.7$ 37.8$ 38.9$ 40.1$ 41.3$ 42.5$ 43.8$ 45.1$ 46.5$ 47.9$ 49.3$ 50.8$ 52.3$ 53.9$ 55.5$ 131,714$ 138,216$ 145,038$ 152,197$ 159,710$ 167,593$ 175,865$ 184,546$ 193,655$ 203,214$ 213,245$ 223,770$ 234,816$ 246,406$ 258,569$ 271,332$ 284,725$ 298,779$ 313,527$ 208,105$ 81,681$ 84,889$ 88,223$ 91,687$ 95,288$ 99,030$ 102,919$ 106,960$ 111,160$ 115,526$ 120,062$ 124,777$ 129,677$ 134,770$ 140,062$ 145,562$ 151,279$ 157,219$ 163,393$ 107,411$ 50,033$ 53,327$ 56,816$ 60,510$ 64,422$ 68,563$ 72,947$ 77,586$ 82,495$ 87,688$ 93,182$ 98,993$ 105,139$ 111,637$ 118,507$ 125,770$ 133,446$ 141,560$ 150,133$ 100,695$ 3,109$ 3,294$ 3,489$ 3,695$ 3,912$ 4,141$ 4,383$ 4,639$ 4,909$ 5,194$ 5,494$ 5,811$ 6,145$ 6,498$ 6,870$ 7,263$ 7,677$ 8,113$ 8,574$ (49,439)$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ 50,033$ 53,327$ 56,816$ 60,510$ 64,422$ 68,563$ 72,947$ 77,586$ 82,495$ 87,688$ 93,182$ 98,993$ 105,139$ 111,637$ 118,507$ 125,770$ 133,446$ 141,560$ 150,133$ 100,695$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 40,710$ 44,004$ 47,493$ 51,187$ 55,099$ 59,240$ 63,624$ 68,263$ 73,172$ 78,365$ 83,859$ 89,670$ 95,816$ 102,314$ 109,184$ 116,447$ 124,123$ 132,237$ 140,810$ 91,372$ 10,585$ 11,441$ 12,348$ 13,309$ 14,326$ 15,403$ 16,542$ 17,748$ 19,025$ 20,375$ 21,803$ 23,314$ 24,912$ 26,602$ 28,388$ 30,276$ 32,272$ 34,382$ 36,611$ 23,757$ 30,125$ 32,563$ 35,145$ 37,879$ 40,773$ 43,838$ 47,082$ 50,515$ 54,147$ 57,990$ 62,056$ 66,356$ 70,904$ 75,712$ 80,796$ 86,170$ 91,851$ 97,855$ 104,200$ 67,615$ (3,063)$ (3,165)$ (3,270)$ (3,378)$ (3,490)$ (3,606)$ (3,725)$ (3,849)$ (3,976)$ (4,108)$ (4,244)$ (4,385)$ (4,530)$ (4,681)$ (4,836)$ (4,996)$ (5,162)$ (5,333)$ (5,510)$ (5,692)$ (3,063)$ (3,165)$ (3,270)$ (3,378)$ (3,490)$ (3,606)$ (3,725)$ (3,849)$ (3,976)$ (4,108)$ (4,244)$ (4,385)$ (4,530)$ (4,681)$ (4,836)$ (4,996)$ (5,162)$ (5,333)$ (5,510)$ (5,692)$ (777)$ (823)$ (872)$ (924)$ (978)$ (1,035)$ (1,096)$ (1,160)$ (1,227)$ (1,298)$ (1,373)$ (1,453)$ (1,536)$ (1,625)$ (1,718)$ (1,816)$ (1,919)$ (2,028)$ (2,143)$ -$ 26,285$ 28,575$ 31,003$ 33,577$ 36,305$ 39,197$ 42,261$ 45,506$ 48,944$ 52,584$ 56,438$ 60,518$ 64,837$ 69,407$ 74,243$ 79,359$ 84,770$ 90,494$ 96,547$ 61,923$ 35,608$ 37,898$ 40,326$ 42,900$ 45,628$ 48,520$ 51,584$ 54,829$ 58,267$ 61,907$ 65,761$ 69,841$ 74,160$ 78,730$ 83,566$ 88,682$ 94,093$ 99,817$ 105,869$ 71,246$

Technical Report Summary Ottawa, Lasalle County, Illinois Effective Date: December 31, 2021 79 Table 19.1.3: Economic Feasibility Upside Model In Thousand (000) Book Value 2020 2021 2022 2023 2024 2025 2026 2027 2028 2029 2030 2031 2032 2033 2034 Reserve Balance Tons (000) 116,059 99,928 97,371 94,779 92,152 89,490 86,792 84,057 81,285 78,476 75,629 72,744 69,820 66,856 63,852 Mined Tons (000) 2,045 2,557 2,592 2,627 2,662 2,698 2,735 2,772 2,809 2,847 2,885 2,924 2,964 3,004 3,044 Sold Tons (000) 1,820 2,276 2,307 2,338 2,369 2,401 2,434 2,467 2,500 2,534 2,568 2,603 2,638 2,673 2,709 R/S Ratio 1.6% 2.3% 2.7% 2.8% 2.9% 3.0% 3.2% 3.3% 3.5% 3.6% 3.8% 4.0% 4.2% 4.5% 4.8% ASP (Selling Price) 36.9$ 29.5$ 31.2$ 33.1$ 35.1$ 37.2$ 39.5$ 41.8$ 44.3$ 47.0$ 49.8$ 52.8$ 56.0$ 59.3$ 62.9$ ACS (Cost of Sale) 29.5$ 20.9$ 22.0$ 23.1$ 24.2$ 25.4$ 26.7$ 28.0$ 29.4$ 30.9$ 32.5$ 34.1$ 35.8$ 37.6$ 39.5$ Rev 67,191$ 67,095$ 72,081$ 77,437$ 83,192$ 89,373$ 96,015$ 103,150$ 110,815$ 119,049$ 127,896$ 137,400$ 147,610$ 158,579$ 170,363$ Cost of Sale 53,662$ 47,635$ 50,692$ 53,945$ 57,407$ 61,091$ 65,012$ 69,184$ 73,624$ 78,348$ 83,376$ 88,727$ 94,421$ 100,481$ 106,929$ CM 13,530$ 19,460$ 21,389$ 23,492$ 25,785$ 28,282$ 31,003$ 33,966$ 37,191$ 40,701$ 44,520$ 48,673$ 53,189$ 58,098$ 63,434$ Change in CM -$ 5,930$ 1,929$ 2,103$ 2,292$ 2,498$ 2,721$ 2,963$ 3,225$ 3,510$ 3,819$ 4,153$ 4,516$ 4,909$ 5,336$ SG&A -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ EBITDA 13,530$ 19,460$ 21,389$ 23,492$ 25,785$ 28,282$ 31,003$ 33,966$ 37,191$ 40,701$ 44,520$ 48,673$ 53,189$ 58,098$ 63,434$ D&A 10,165$ 8,902$ 9,533$ 9,218$ 9,376$ 9,297$ 9,336$ 9,316$ 9,326$ 9,321$ 9,324$ 9,322$ 9,323$ 9,323$ 9,323$ EBIT 3,365$ 10,558$ 11,856$ 14,274$ 16,409$ 18,986$ 21,667$ 24,650$ 27,865$ 31,380$ 35,196$ 39,350$ 43,866$ 48,776$ 54,111$ Taxes 875$ 2,745$ 3,082$ 3,711$ 4,266$ 4,936$ 5,633$ 6,409$ 7,245$ 8,159$ 9,151$ 10,231$ 11,405$ 12,682$ 14,069$ Operating Income 2,490$ 7,813$ 8,773$ 10,563$ 12,143$ 14,049$ 16,034$ 18,241$ 20,620$ 23,221$ 26,045$ 29,119$ 32,461$ 36,094$ 40,042$ Plant Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,391)$ (2,532)$ (2,708)$ (2,882)$ (3,075)$ (3,276)$ (3,493)$ (3,723)$ (3,969)$ Total Capex (2,182)$ (1,441)$ (6,000)$ (4,000)$ (2,135)$ (2,213)$ (2,391)$ (2,532)$ (2,708)$ (2,882)$ (3,075)$ (3,276)$ (3,493)$ (3,723)$ (3,969)$ Change in NWC -$ (1,483)$ (482)$ (526)$ (573)$ (624)$ (680)$ (741)$ (806)$ (877)$ (955)$ (1,038)$ (1,129)$ (1,227)$ (1,334)$ Net Income 308$ 4,889$ 2,291$ 6,037$ 9,435$ 11,212$ 12,962$ 14,968$ 17,106$ 19,461$ 22,016$ 24,805$ 27,839$ 31,143$ 34,739$ FCF (86,400)$ 10,473$ 13,791$ 11,824$ 15,255$ 18,810$ 20,509$ 22,298$ 24,284$ 26,432$ 28,783$ 31,339$ 34,127$ 37,162$ 40,466$ 44,062$ 2035 2036 2037 2038 2039 2040 2041 2042 2043 2044 2045 2046 2047 2048 2049 2050 2051 2052 60,808 57,723 54,595 51,426 48,214 44,959 41,659 38,315 34,926 31,491 28,010 24,482 20,906 17,282 13,609 9,887 6,114 2,290 3,085 3,127 3,169 3,212 3,255 3,299 3,344 3,389 3,435 3,481 3,528 3,576 3,624 3,673 3,723 3,773 3,824 2,290 2,746 2,783 2,821 2,859 2,897 2,936 2,976 3,016 3,057 3,098 3,140 3,182 3,225 3,269 3,313 3,358 3,403 2,038 5.1% 5.4% 5.8% 6.2% 6.8% 7.3% 8.0% 8.8% 9.8% 11.1% 12.6% 14.6% 17.3% 21.3% 27.4% 38.2% 62.5% 100.0% 66.6$ 70.6$ 74.9$ 79.4$ 84.1$ 89.2$ 94.5$ 100.2$ 106.2$ 112.6$ 119.4$ 126.5$ 134.1$ 142.2$ 150.7$ 159.7$ 169.3$ 179.5$ 41.4$ 43.5$ 45.7$ 48.0$ 50.4$ 52.9$ 55.5$ 58.3$ 61.2$ 64.3$ 67.5$ 70.9$ 74.4$ 78.1$ 82.0$ 86.1$ 90.5$ 95.0$ 183,023$ 196,623$ 211,234$ 226,931$ 243,794$ 261,910$ 281,373$ 302,282$ 324,744$ 348,876$ 374,801$ 402,653$ 432,574$ 464,718$ 499,252$ 536,351$ 576,207$ 365,761$ 113,791$ 121,094$ 128,865$ 137,135$ 145,935$ 155,301$ 165,267$ 175,873$ 187,160$ 199,171$ 211,953$ 225,555$ 240,030$ 255,434$ 271,826$ 289,271$ 307,835$ 193,562$ 69,231$ 75,529$ 82,369$ 89,796$ 97,859$ 106,610$ 116,106$ 126,409$ 137,585$ 149,705$ 162,848$ 177,098$ 192,544$ 209,285$ 227,425$ 247,080$ 268,373$ 172,199$ 5,798$ 6,298$ 6,840$ 7,427$ 8,063$ 8,751$ 9,496$ 10,303$ 11,176$ 12,121$ 13,143$ 14,249$ 15,446$ 16,741$ 18,141$ 19,655$ 21,292$ (96,174)$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ -$ 69,231$ 75,529$ 82,369$ 89,796$ 97,859$ 106,610$ 116,106$ 126,409$ 137,585$ 149,705$ 162,848$ 177,098$ 192,544$ 209,285$ 227,425$ 247,080$ 268,373$ 172,199$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 9,323$ 59,909$ 66,206$ 73,046$ 80,473$ 88,536$ 97,287$ 106,783$ 117,086$ 128,262$ 140,382$ 153,526$ 167,775$ 183,221$ 199,962$ 218,103$ 237,758$ 259,050$ 162,876$ 15,576$ 17,214$ 18,992$ 20,923$ 23,019$ 25,295$ 27,764$ 30,442$ 33,348$ 36,499$ 39,917$ 43,622$ 47,637$ 51,990$ 56,707$ 61,817$ 67,353$ 42,348$ 44,332$ 48,993$ 54,054$ 59,550$ 65,517$ 71,992$ 79,019$ 86,643$ 94,914$ 103,883$ 113,609$ 124,154$ 135,584$ 147,972$ 161,396$ 175,941$ 191,697$ 120,528$ (4,231)$ (4,510)$ (4,807)$ (5,124)$ (5,462)$ (5,823)$ (6,207)$ (6,616)$ (7,053)$ (7,518)$ (8,014)$ (8,542)$ (9,106)$ (9,707)$ (10,347)$ (11,029)$ (11,757)$ (12,533)$ (4,231)$ (4,510)$ (4,807)$ (5,124)$ (5,462)$ (5,823)$ (6,207)$ (6,616)$ (7,053)$ (7,518)$ (8,014)$ (8,542)$ (9,106)$ (9,707)$ (10,347)$ (11,029)$ (11,757)$ (12,533)$ (1,449)$ (1,574)$ (1,710)$ (1,857)$ (2,016)$ (2,188)$ (2,374)$ (2,576)$ (2,794)$ (3,030)$ (3,286)$ (3,562)$ (3,862)$ (4,185)$ (4,535)$ (4,914)$ (5,323)$ -$ 38,652$ 42,909$ 47,537$ 52,569$ 58,038$ 63,982$ 70,439$ 77,452$ 85,067$ 93,335$ 102,309$ 112,049$ 122,616$ 134,080$ 146,514$ 159,997$ 174,617$ 107,996$ 47,975$ 52,231$ 56,860$ 61,892$ 67,361$ 73,305$ 79,761$ 86,774$ 94,390$ 102,658$ 111,632$ 121,372$ 131,939$ 143,403$ 155,837$ 169,320$ 183,940$ 117,319$

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 80 Case 5% 10% Drivers Base Moderate Upside Average Selling Price Growth 2% 4% 6% Tons Growth 0.5% 1% 1% Costs of Goods Sold Growth 2% 3% 5% Selling, General, and Administrative Expenses Growth 2% 5% 10% Capital Expenditures Growth 2% 5% 10% Inflation Rate 2% 3% 4% Inflation Adjusted Discount Rate 10% 11% 12% Mine Yield 89% 89% 89% Case Payback IRR NPV Base 0.10 Years 17% $70,708,000 Moderate 0.10 Years 21% $124,455,000 Upside 0.00 Years 23% $146,277,000 Table 19.2 Sensitivity Analysis 20.0 ADJACENT PROPERTIES There are no other silica sand mining operations adjacent to the Ottawa mine. The areas to the east are mostly residential and light commercial development. To the north, south and west is vacant land primarily used for agricultural purposes. 21.0 OTHER RELEVANT DATA AND INFORMATION There is no additional data or information to include in this section. 22.0 INTERPRETATIONS AND CONCLUSIONS 22.1 Exploration Based on the review of U.S. Silica provided exploration data for the South Ottawa Pit, it is the QP’s opinion there is sufficient drilling data available and the spacing of the borings drilled is acceptable for this report.

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 81 22.2 Data Verification It is the QP’s opinion that it is reasonable to rely on laboratory testing procedures provided by U.S. Silica. Based on the review of provided lab documentation provided by U.S. Silica, it is the QP’s opinion that the testing procedures and results presented herein are acceptable for the purpose of this report. 22.3 Mineral Processing and Metallurgical Testing Based on review of the lab procedures provided by U.S. Silica, the overall relative homogenous mineralogy of the deposit, it is the QP’s opinion that the procedures and laboratory testing reviewed are acceptable for the purposes of this report. 22.4 Comments on Mining Methods In the opinion of the QP, detailed mine planning has not been accomplished to adequately delineate the surface area required to describe the resources left in-place54 from the areas known as “South Ottawa” and the “West Pit” to maintain the buffer around Brown’s Brook. 22.5 Comments on Processing and Recovery Methods In the opinion of the QP, the current facilities dedicated to Processing and Recovery Methods will allow U.S. Silica to maintain the current levels of production and product quality to support the life-of-mine plan represented by the Economic Analysis in this report (Section 19.0). 22.6 Electricity In the opinion of the QP the risk of material interruption of the supply of electric power is low. The highest risk relative to electric power is real cost escalation of the power without a long-term contract. 54 A block of St. Peter Sandstone to be left in-place to allow for the natural course of Brown’s Brook to remain in a natural state and the necessary construction of a bridge over Brown’s Book. See the Infrastructure discussion in Section 15.

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 82 22.7 Natural Gas In the opinion of the QP the risk of material interruption of the supply of natural gas is low. The highest risk relative to natural gas is real cost escalation of the gas supply without a long-term contract. 22.8 Comments on Infrastructure In the opinion of the QP, the current infrastructure is adequate to maintain the historical levels of finished goods production except for the current capacity of tailings storage. U.S. Silica is planning to create additional storage volume and is underway with the planning process. In the opinion of the QP, the capital required to provide the necessary tailings storage capacity and allow U.S. Silica to maintain the current levels of production and product quality to support the life-of-mine plan are represented in the Economic Analysis (Section 19.0) in this report. 22.9 Environmental Permitting It is the opinion of the QP that the existing permits and plans for the active mine and processing plant operations adequately address environmental compliance and permitting requirements and that U .S. Silica can reasonably anticipate that they will be able to obtain the future authorizations needed to complete the mine plan. Based on review of previous permit documents, history of the site, the mine plan, and the regulatory requirements it is the opinion of WESTWARD that it is highly likely U.S. Silica would be able to obtain authorizations to develop the reserves as classified herein. It is the opinion of the QP that the current authorizations held by Mississippi Sands can likely be transferred to U.S. Silica or, in the event that transfer is not an option, it is reasonable anticipated that U.S. Silica would receive new authorizations for the above-listed permits and agreements. 23.0 RECOMMENDATIONS The primary recommendation of this report is to design and implement a third-party sampling and testing program to provide outside quality control for U.S. Silica’s internal testing program.

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 83 The program should be written with detailed instructions on proper collection methods; sample containers, preservation, labeling, chain of custody, security, and transport; and testing. Anticipated cost for this program is estimated to be up to $7,000 - $10,000 annually depending on the number of tests conducted and which parameters are run. 24.0 REFERENCES All references used are cited in each individual section as footnotes. 25.0 RELIANCE ON INFORMATION PROVIDED BY THE REGISTRANT The information, conclusions, opinions, and estimates contained in this Technical Report Summary were formed based on a combination of inputs from U.S. Silica and Independent Qualified Persons (QP’s) observations. This Technical Report Summary assumes and relies on the fact that all the source data provided to the QP’s by U.S. Silica and the information and technical documents listed in Section 24.0 (References) are accurate and complete in all material aspects. The authors have carefully reviewed the information provided to them by U.S. Silica within the scope of their technical expertise The information, conclusions, opinions, and estimates contained in the Technical Report Summary are based on the following parameters: • Information available to U.S. Silica at the time of preparation of this Technical Report Summary. • Assumptions, conditions, and qualifications as set forth in this Technical Report Summary. The QPs have relied upon the ownership and title and permitting information provided by employees of U.S. Silica for inclusion in Sections 1.0, 2.0, 3.0 and 5.0. The QPs have not researched property title or mineral rights for the Ottawa Site and express no opinion as to the ownership status of the property.

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 84 The QPs have relied on various U.S. Silica departments for relevant data, analysis, and guidance on applicable market studies, contracts, taxes, royalties and other government levies or interests applicable to revenue or income from the Ottawa operation.

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 85

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 87

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 88 LIST OF FIGURES AND TABLES FIGURES & TABLES - OTTAWA FIGURES Figure 1.1 Regional map of Ottawa mine and plant location Figure 1.2 Mine & Plant Site Map Figure 3.1 Site Location Map Figure 3.2 No Mining Buffer Zones Figure 6.1 Cross section of St. Peters Sandstone Figure 6.2 Cross section of drilled borings Figure 7.1 Boring Location Map – South Ottawa Pit Figure 7.2 Typical Mine Face in of St. Peter Sandstone Figure 12.1 Existing Mine Buffers Figure 13.1 Overview showing the St. Peter sandstone face Figure 13.2 St. Peter sandstone bench after clearing Figure 13.3 Loading blasted sandstone into haul truck Figure 13.4 Hydraulic mining with a monitor to produce silica sand slurry for pumping to the processing plant. Figure 13.5 Overburden thickness isopach map showing location of current mining benches and the mining limits Figure 14.1 Plant Overview Figure 14.2 Processing Plant flow sheet for the Ottawa Site Figure 15.1 Critical infrastructure at the Ottawa Site Figure 15.2 Electrical power lines for the South Ottawa Site Figure 15.3 Possible tailings storage pond locations in plant area Figure 15.4 Possible tailings storage pond locations in the South Ottawa and West Pit areas TABLES Table 6.1 Stratigraphic Column Table 7.1 South Ottawa Pit Exploration Summary Table 12.1 U.S. Silica In-Situ, Mineable Ore Estimate Table 13.1 Pit equipment currently utilized Table 13.2 Projected sales volume and production schedule Table 13.3 Manning table Table 14.1 Main processing equipment used in Ottawa plant Table 18.1 Major capital and expense projects at Ottawa

Technical Report Summary Ottawa, Lasalle County, Illinois December 31, 2021 89 ACRONYMS & ABBREVIATIONS ACRONYM DESCRIPTION AMSL Above Mean Sea Level ANFO Ammonium Nitrate and Fuel Oil ANSI Approved American National Standard API American Petroleum Institute CAAPP Clean Air Act Permit Program CSX Class 1 railroad DMR Discharge Monitoring Report EIA Energy Information Administration EPA Environmental Protection Agency EPCM Engineering, Procurement and Construction Management HDPE High Density Polyethylene FT Fett/Foot IDNR Illinois Department of Natural Resources IEMA Illinois Emergency Management Agency IHPA Illinois Historic Preservation Agency IR Illinois Railway, LLC ISO International Organization for Standardization K Thousand M Million Ma Million Years Ago MSL Mean Sea Level NPDES National Pollutant Discharge Elimination System NYSE New York Stock Exchange QP Qualified Person RCRA Resource Conservation and Recovery Act RTZ Rio Tinto Zinc SEC Securities and Exchange Commission SLCA U.S. Silica ticker symbol SME Society for Mining, Metallurgy, & Exploration SPCC Spill Prevention, Controls and Countermeasure TRS Technical Report Summary USACE U.S. Army Corps of Engineers VSQG Very Small Quantity Generator